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Proxy Statement Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Sunstone Hotel Investors, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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120 Vantis, Suite 350
Aliso Viejo, California 92656

NOTICE OF 2016 ANNUAL MEETING

Hyatt Regency Newport Beach Hotel
April 28, 2016 at 8:30 a.m. local time

        It is a pleasure to invite you to the 2016 annual meeting of stockholders of Sunstone Hotel Investors, Inc., or Sunstone, a Maryland corporation, to be held at the Hyatt Regency Newport Beach hotel, located at 1107 Jamboree Road, Newport Beach, California 92660, on Thursday, April 28, 2016 at 8:30 a.m. local time, for the following purposes:

  1.
  Election of nine directors to serve until the next annual meeting and until their successors are elected and qualified;

  2.
  Ratification of the Audit Committee's appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2016;

  3.
  Advisory resolution to approve the compensation of Sunstone's named executive officers, as set forth in the proxy statement for Sunstone's 2016 annual meeting of stockholders; and

  4.
  Transaction of other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment or postponement thereof.

        Only stockholders of record of shares of Sunstone common stock, par value $0.01 per share, at the close of business on March 11, 2016 are entitled to notice of and to vote at the 2016 annual meeting or any adjournment or postponement of the meeting.

        Whether you own a few or many shares and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. You can ensure that your shares are voted at the meeting by submitting your instructions by completing, signing, dating and returning the enclosed proxy card in the envelope provided or, if you own shares through a bank or broker that provides for voting by telephone or over the internet, by submitting your authorization to vote by telephone or over the internet in accordance with your bank's or broker's instructions. If your proxy card is signed and returned without specifying your choices, your shares will be voted on each proposal in accordance with our board's recommendations.

        We would like to take this opportunity to thank you for your continued support of Sunstone. We believe that our continued refinement of our compensation and corporate governance practices, coupled with our commitment to building long-term value make Sunstone well positioned for a promising future. Recent improvements to Sunstone's corporate governance and compensation practices include the following, each of which is further discussed in the "compensation discussion and analysis" section of the attached proxy statement: New Limitations on Stockholder Rights Plans; New Right of Stockholders to Amend Company Bylaws; and Restrictions on Classifying Directors.

        Again, we thank you for your continued support and look forward to a promising future.

By Order of the Board of Directors

Bryan A. Giglia
 Executive Vice President—Chief Financial Officer,
Treasurer and Secretary

March 22, 2016

 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON APRIL 28, 2016

        This proxy statement and our Annual Report are available at our Investor Relations website at http://www.sunstonehotels.com/proxy.

120 Vantis, Suite 350
Aliso Viejo, California 92656

PROXY STATEMENT

        Your vote is very important. For this reason, our Board of Directors is soliciting the enclosed proxy to allow your shares of common stock, par value $0.01 per share, to be represented and voted, as you direct, by the proxy holders named in the enclosed proxy card at the 2016 annual meeting of stockholders of Sunstone Hotel Investors, Inc., a Maryland corporation, to be held on Thursday, April 28, 2016, at 8:30 a.m. local time. "We," "our," "the Company" and "Sunstone" refer to Sunstone Hotel Investors, Inc. This proxy statement, the enclosed proxy card and our Annual Report to stockholders for the year ended December 31, 2015, or our Annual Report, are being mailed to stockholders entitled to vote beginning on or before March 22, 2016.

Information About the Meeting and Voting

What matters will be voted on at the annual meeting?

        The annual meeting of stockholders will be held for the following purposes:

  1.
  Election of nine directors to serve until the next annual meeting and until their successors are elected and qualified;

  2.
  Ratification of the Audit Committee's appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2016;

  3.
  Advisory resolution to approve the compensation of Sunstone's named executive officers, as set forth in this proxy statement; and

  4.
  Transaction of other business as may properly come before the annual meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment or postponement thereof.

        With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the representatives holding proxies will vote as recommended by the Board of Directors, or if no recommendation is given, in their own discretion.

Who is entitled to vote?

        Stockholders of record of our common stock as of the close of business on March 11, 2016, or the record date, are entitled to vote on matters that properly come before the meeting. Shares of common stock can be voted only if the stockholder is present in person or is represented by proxy. At the close of business on the record date, there were 216,540,947 shares of common stock outstanding and entitled to vote. The holders of common stock will vote together as a single class on all matters that properly come before the meeting.

How many votes do I have?

        Each share of common stock has one vote.

How do I vote?

        You can ensure that your shares are voted at the meeting by submitting your instructions by completing, signing, dating and returning the enclosed proxy form in the envelope provided.

        If you own your shares through a bank or broker, you may be eligible to authorize a proxy to vote your shares electronically over the internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services, or ADP, online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and proxy statement the opportunity to authorize a proxy to vote via the internet or by telephone. If your bank or brokerage firm is participating in ADP's online program, your voting form will provide instructions. Stockholders who authorize a proxy to vote through the internet or telephone should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers, and that these costs must be borne by the stockholder. Stockholders who authorize a proxy to vote by internet or telephone need not return a proxy card by mail. If your voting form does not reference internet or telephone information, please complete and return the paper proxy card provided by your bank or broker.

        If you attend the annual meeting in person, you may request a ballot when you arrive. If your shares are held in the name of your bank, broker or other nominee, prior to attending the meeting you need to request a legal proxy from your bank, broker or nominee as indicated on the back of the Voter Information form you received with your proxy material. The legal proxy must be presented to vote these shares in person at the annual meeting. If you have previously authorized a proxy, you may still vote in person at the annual meeting, which will serve as a revocation of your previous proxy.

Does Sunstone have a policy for confidential voting?

        Sunstone has a confidential voting policy. All proxies and other materials, including telephone and internet proxy authorization, are kept confidential and are not disclosed to third parties. Such voting documents are available for examination by the inspector of election and certain personnel associated with processing proxy cards and tabulating the vote. We plan to appoint one independent inspector of election, a representative of our transfer agent, American Stock Transfer and Trust Company, LLC, to review and confirm the tabulation of votes at the annual meeting.

What if I return my proxy but do not mark it to show how I am voting?

        If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What are the Board of Directors' recommendations?

        The Board of Directors recommends that you vote FOR each of the nominees for director in Proposal 1; FOR Proposal 2 to ratify the Audit Committee's appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2016; and FOR Proposal 3 to approve, on a non-binding, advisory basis, the compensation of our named executive officers as set forth in this proxy statement.

What vote is required to approve each proposal?

        Election of Directors:    There is no cumulative voting in the election of directors. A director shall be elected by a majority of the votes cast with respect to the director at a meeting of stockholders duly called at which a quorum is present; that is, a nominee will be elected as a director only if the number of votes cast "for" such nominee exceeds the number of votes "withheld" with respect to that nominee. Any shares not voted (whether by abstention, "broker non-vote" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote and has not voted on a particular proposal), or otherwise) have no effect on the vote.

        In any uncontested election of directors (an election in which the number of nominees is the same as the number of directors to be elected), any incumbent director nominee who receives a greater number of votes "withheld" from his or her election than votes "for" such election and who thus becomes a holdover director under Maryland law shall promptly tender his or her resignation to the Board of Directors following the final tabulation of the stockholder vote. The Nominating and Corporate Governance Committee will consider the director's resignation and will make a recommendation for consideration by the Board of Directors. Within 90 days following the final vote tabulation, the Board of Directors will act on the tendered resignation and the Nominating and Corporate Governance Committee's recommendation.

        Ratification of Appointment of Independent Registered Public Accounting Firm:    This proposal requires the affirmative vote of a majority of the votes cast at a meeting duly called and at which a quorum is present. Any shares not voted (whether by abstention, "broker non-vote" or otherwise) have no effect on the vote.

        Advisory Vote on Executive Compensation:    This proposal requires the affirmative vote of a majority of the votes cast at a meeting duly called and at which a quorum is present. Any shares not voted (whether by abstention, "broker non-vote" or otherwise) have no effect on the vote.

What constitutes a quorum?

        The presence of the owners of at least a majority (greater than 50%) of the aggregate number of shares of common stock entitled to vote at the annual meeting constitutes a quorum. Presence may be in person or by proxy. You will be considered part of the quorum if you return a signed and dated proxy card, if you authorize a proxy to vote by telephone or the internet, or if you attend the annual meeting.

        Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A "broker non-vote" occurs when the broker or other entity is unable to vote on a proposal because the proposal is non-routine and the owner does not provide instructions. Rules of the New York Stock Exchange, or NYSE, determine whether proposals presented at stockholder meetings are "routine" or "non-routine." If a proposal is routine, a broker or other entity holding shares for an owner in street or beneficial name may vote on the proposal without voting instructions from the owner. If a proposal is non-routine, the broker or other entity may vote on the proposal only if the owner has provided voting instructions. The ratification of independent public accountants is generally a routine matter whereas the election of directors is not considered a routine matter. There are no rights of appraisal or similar dissenters' rights with respect to any matter to be acted upon pursuant to this proxy statement.

What if other items come up at the annual meeting and I am not there to vote?

        We are not now aware of any matters to be presented at the annual meeting other than those described in this proxy statement. When you return a signed and dated proxy card or provide your voting instructions by telephone or the internet, you give the proxy holders (the names of whom are listed on your proxy card) the discretionary authority to vote on your behalf on any other matter that is properly brought before the annual meeting.

Can I change my vote?

        You can change your vote by revoking your proxy at any time before it is exercised in one of four ways:

  •
  Notify Sunstone's Secretary (Bryan A. Giglia, c/o Sunstone Hotel Investors, Inc., 120 Vantis, Suite 350, Aliso Viejo, California 92656) in writing before the annual meeting that you are revoking your proxy;

  •
  Submit another proxy with a later date;

  •
  If you own shares through a bank or broker that provides for voting by telephone or the internet, submit your voting instructions again by telephone or the internet; or

  •
  Vote in person at the annual meeting.

What does it mean if I receive more than one proxy card?

        Some of your shares are likely registered differently or are in more than one account. You should vote each of your accounts by mail, or if such service is provided by a bank or broker that holds your shares, by telephone or the internet. If you mail proxy cards, please sign, date and return each proxy card to ensure that all of your shares are voted.

        If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact our transfer agent, American Stock Transfer and Trust Company, LLC, at 1-800-937-5449. Combining accounts reduces excess printing and mailing costs, resulting in savings for Sunstone, that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

        If you and other residents at your mailing address own shares in "street name" (that is, through a broker or other nominee), your broker or bank may have sent you a notice that your household will receive only one Annual Report and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of proxy materials is known as "householding." If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of our Annual Report and proxy statement to your address. You may revoke your consent to householding at any time by contacting your broker or bank. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our Annual Report, we will send a copy to you if you address your written request to Sunstone Hotel Investors, Inc., 120 Vantis, Suite 350, Aliso Viejo, California 92656, Attention: Secretary.

How do I submit a stockholder proposal for inclusion in the proxy statement for next year's annual meeting?

        Stockholder proposals may be submitted for inclusion in our 2017 annual meeting proxy statement after the 2016 annual meeting, but must be received no later than November 27, 2016. Proposals should be sent via registered, certified, or express mail to Sunstone Hotel Investors, Inc., 120 Vantis, Suite 350, Aliso Viejo, California 92656, Attention: Secretary. See also "Stockholder Proposals for the 2017 Annual Meeting" later in this proxy statement.

What do I need to do to attend the annual meeting?

        If you are a holder of record, you should indicate on your proxy card that you plan to attend the meeting by marking the box on the proxy card provided for that purpose.

        For the safety and comfort of our stockholders, admission to the annual meeting will be restricted to:

  •
  Stockholders of record as of the close of business on March 11, 2016 or their duly authorized proxies;

  •
  Beneficial stockholders whose shares are held by a bank, broker or other nominee, and who present proof of beneficial ownership as of the close of business on March 11, 2016;

  •
  Representatives of the press or other news media with proper credentials;

  •
  Financial analysts with proper credentials; and

  •
  Employees and representatives of Sunstone whose job responsibilities require their presence at the meeting.

        Please note that space limitations may make it necessary to limit attendance. Admission to the meeting will be on a first-come, first-served basis. No more than two representatives of any corporate or institutional stockholder will be admitted to the meeting.

        You may obtain directions to the Hyatt Regency Newport Beach hotel in the Investor Relations section of our website at www.sunstonehotels.com or by calling us at 949-382-3036.

        If you attend the meeting, you may be asked to present valid government-issued photo identification, such as a driver's license or passport, before being admitted. Cameras, recording devices, and other electronic devices will not be permitted, and attendees may be subject to security inspections or other security precautions.

 Proposal 1:
Election of Directors

Board of Directors

        The business and affairs of Sunstone are managed under the direction of our Board of Directors. Our Board of Directors has responsibility for establishing broad corporate policies and for the overall performance of Sunstone, rather than for day-to-day operating details. Our Board of Directors currently consists of eight directors. Assuming each of the nominees listed below are elected at the 2016 annual meeting of stockholders, our Board of Directors will be expanded to consist of nine directors.

        The proxy holders named on the proxy card intend to vote for the election of the nine nominees listed below. The Nominating and Corporate Governance Committee selected these nominees, which selection was ratified by the Board of Directors. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if your shares are held through a bank or broker and you are authorizing a proxy to vote by telephone or the internet, follow the instructions provided when you access the telephone or internet proxy facilities. Directors will be elected by a majority of the votes cast. Any shares not voted, whether by abstention, "broker non-vote" or otherwise, will have no impact on the vote.

        If at the time of the meeting one or more of the nominees have become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. If one or more nominees have become unable to serve, the Board of Directors may, in accordance with our bylaws, reduce the size of the Board of Directors or may leave a vacancy until a nominee is identified. Each of the nominees has consented to act as a director if duly elected and qualified and the Nominating and Corporate Governance Committee knows of no reason why any of the nominees will be unable to serve.

        Directors elected at the annual meeting will hold office until the next annual meeting and until their successors have been elected and qualified. For each nominee, there follows a brief listing of principal occupation for at least the past five years, other major affiliations, and age as of February 18, 2016. Except for Messrs. Baird and McCabe, each of the nominees is currently a director of the Company. Messrs. Baird and McCabe were recommended to the Nominating and Corporate Governance Committee by one or more of our independent directors.

Nominees for Election as Directors

John V. Arabia Age: 46 Director

        Mr. Arabia is our President and Chief Executive Officer, or CEO, and a director. On February 14, 2011, we announced that we hired Mr. Arabia as Executive Vice President of Corporate Strategy and Chief Financial Officer, and on April 4, 2011 his employment began. On February 15, 2013, he was promoted to President, on February 19, 2014, he was appointed to serve as a member of our Board of Directors, and on January 17, 2015 he was promoted to President and Chief Executive Officer. Prior to joining Sunstone, Mr. Arabia served as Managing Director of Green Street Advisors' ("Green Street") real estate research team. Mr. Arabia joined Green Street in 1997 and created and managed the firm's lodging research platform. Prior to joining Green Street, Mr. Arabia was a Consulting Manager at EY Kenneth Leventhal in the firm's west coast lodging consulting practice. Mr. Arabia also serves on the Board of Directors of Education Realty Trust, Inc. (NYSE:EDR), a publicly traded real estate investment trust, or REIT, and one of America's largest owners, developers and managers of collegiate housing. Mr. Arabia serves as chair of the nominating and corporate governance committee and as a member of the investment and oversight committee of the Board of Directors of EDR. He also serves as a director of the American Hotel & Lodging Association. Mr. Arabia, who earned a CPA certificate from the state of Illinois, holds an M.B.A. degree in Real Estate/Accounting from The University of Southern California and a B.S. degree in Hotel Administration from Cornell University.

        The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Arabia should serve as a director: his professional background and experience, extensive education, previously held senior-executive level positions, other public company board experience, and his extensive finance and real estate investment experience.

W. Blake Baird Age: 55 Director

        W. Blake Baird co-founded Terreno Realty Corporation (NYSE: TRNO), and has served as chairman of its board of directors and its Chief Executive Officer since February 2010. Terreno Realty Corporation acquires, owns and operates industrial real estate in six major coastal U.S. markets. Mr. Baird was managing partner and co-founder of Terreno Capital Partners LLC, a private real estate investment firm, from September 2007 to February 2010. Mr. Baird served as President of AMB Property Corporation (NYSE:AMB) from January 2000 to December 2006. AMB, now Prologis, Inc. (NYSE: PLD), is a leading global developer, owner and operator of industrial real estate. Mr. Baird also served as a director of AMB from 2001 to 2006 and chairman of its investment committee. Mr. Baird joined AMB as its Chief Investment Officer in 1999. Prior to that, Mr. Baird was a managing director of Morgan Stanley & Co., most recently as head of Real Estate Investment Banking for the Western United States. Mr. Baird spent 15 years at Morgan Stanley and Dean Witter, the last 11 focusing on real estate. Mr. Baird currently serves as a director of Matson, Inc. (NYSE:MATX), a Honolulu-headquartered ocean transportation and logistics company.

        Mr. Baird is a member of World Presidents' Organization, a former member of the Young Presidents' Organization and a former member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Baird holds a B.S. in Economics from the Wharton School (magna cum laude) and a B.A. degree in History from the College of Arts and Sciences (magna cum laude) at the University of Pennsylvania. He also holds an M.B.A. degree from New York University.

        The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Baird should serve as a director: his professional background and experience, education, previously held and current senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Andrew Batinovich Age: 57 Director

        Mr. Batinovich has served as a director since November 7, 2011. Mr. Batinovich currently serves as President and Chief Executive Officer of Glenborough, LLC, a privately held full service real estate investment and management company focused on the acquisition, management and leasing of institutional quality commercial properties. In 2010, Mr. Batinovich led a private investor group in acquiring Glenborough, LLC and related real estate assets that were originally part of Glenborough Realty Trust, a NYSE-listed REIT, which was sold to affiliates of Morgan Stanley in 2006. From December 2006 to October 2010, Mr. Batinovich served as President and Chief Executive Officer of Glenborough, LLC, a company formed by an affiliate of Morgan Stanley to acquire Glenborough Realty Trust. In 1996, Mr. Batinovich co-founded Glenborough Realty Trust and was President and Chief Executive Officer and a director at the time of the sale in 2006. Mr. Batinovich was appointed President of Glenborough Realty Trust in 1997 and Chief Executive Officer in 2003. He also served as Chief Operating Officer and Chief Financial Officer during his tenure at Glenborough Realty Trust.

        Prior to founding Glenborough Realty Trust, Mr. Batinovich served as Chief Operating Officer and Chief Financial Officer of Glenborough Corporation until 1996 when it was merged into Glenborough Realty Trust. Glenborough Corporation was a private real estate investment and management company that completed a number of private placements of office, industrial, residential and hotel properties. Prior to joining Glenborough Corporation in 1983, Mr. Batinovich was an officer of Security Pacific National Bank. In August 2013, an affiliate of Glenborough, LLC became the advisor to Strategic Realty Trust, a non-traded Securities and Exchange Commission registered REIT that owns a portfolio of shopping centers, and Mr. Batinovich was appointed Chief Executive Officer and a director. He also serves as a director of RAIT Financial Trust (NYSE: RAS) and as a trustee of the American University of Paris. Mr. Batinovich has a B.A. degree in International Business Administration from the American University of Paris.

        The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Batinovich should serve as a director: his professional background and experience, education, previously held senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Z. Jamie Behar Age: 58 Director

        Ms. Behar has served as a director since October 26, 2004. Ms. Behar also serves on the Board of Directors of Gramercy Property Trust ("GPT"), a publicly-traded real estate company that specializes in acquiring and managing single-tenant, net-leased industrial and office properties located in the U.S. and Europe, where she also serves as a member of the Board's Audit and Investment Committees. From October 2005 through December 31, 2015, Ms. Behar was Managing Director, Real Estate & Alternative Investments, for GM Investment Management Corporation, or GMIMCo. She managed GMIMCo's clients' real estate investment portfolios, including both private market and publicly traded security investments, as well as their alternative investment portfolios, totaling approximately $12 billion at peak portfolio value. She was a member of GMIMCo's Board of Directors, the Investment Management Committee, the Private Equity Investment Approval Committee and the Risk Management Committee. Until September 12, 2013, Ms. Behar served as a member of the Board of Directors of Desarrolladora Homex S.A. de C.V., a publicly listed home development company located in Mexico, and also served on the Board's Audit Committee. Ms. Behar was on the Board of Directors of the Pension Real Estate Association (PREA) from March 2008 through March 2014, having held the position of Board Chair from March 2010 to March 2011, and was a member of the Real Estate Investment Advisory Council of the National Association of Real Estate Investment Trusts (NAREIT) from its inception through 2015. Ms. Behar holds a Bachelor's of Science in Economics (B.S.E) from The Wharton School, University of Pennsylvania, a Master's in Business Administration (M.B.A) from Columbia University Graduate School of Business, and the Chartered Financial Analyst (CFA) designation.

        The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Ms. Behar should serve as a director: her professional background and experience, extensive education, previously held senior-executive level positions, other company board experience, prior Company board experience, domestic and international real estate knowledge, and her extensive experience in investments in hotels and real estate in general.

Thomas A. Lewis, Jr. Age: 63 Director

        Mr. Lewis has served as a director since May 2, 2006. Until May 2014, Mr. Lewis served as the Vice Chairman of the Board of Directors of Realty Income Corporation, a NYSE-listed REIT, and had served as a member of the Board of Directors of Realty Income Corporation since September 1993. Mr. Lewis joined Realty Income Corporation in 1987 and served as Chief Executive Officer from 1997 until September 3, 2013. In 2000 and 2001, he also held the position of President. Prior to joining Realty Income Corporation, he was an executive with Johnstown Capital, a real estate investment company (1982 to 1987), an investment specialist with Sutro & Co., Inc. (1979 to 1982), and in marketing with Procter & Gamble (1974 to 1979). Mr. Lewis has more than 20 years of experience directing public and private capital market transactions. Mr. Lewis holds a B.A. degree in Business Administration from Chaminade University of Hawaii.

        The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Lewis should serve as a director: his professional background and experience, education, previously held senior-executive level positions, other public company board experience, prior Company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Keith M. Locker Age: 54 Director

        Mr. Locker previously served as our Non-Executive Chairman, and has served as a director since May 2, 2006. Mr. Locker has served, since November 2015, as a director of New York REIT, a publicly traded office REIT (NYSE: NYRT) and is a member of the audit and compensation committees. Since May 2003, Mr. Locker has been President of Inlet Capital LLC, or Inlet, an investment and asset management firm focused on the commercial real estate industry; President of Global Capital Resources LLC and GCR Advisors Inc. (both affiliates of Inlet), which provide fixed and variable rate senior and subordinate mortgages; and, from 2003 to 2007, President and Managing Member of COP Holdings, LLC (an affiliate of Inlet), an investment firm focused on factory retail outlet centers. Furthermore, Mr. Locker was a director of IVP Securities, LLC from 2004 to 2015. From December 2006 to June 2007, Mr. Locker was a director of The Mills Corporation, a publicly traded retail mall REIT, where he was chairman of the compensation committee. From May 2005 to January 2007, he served as a director of Glenborough Realty Trust, a publicly traded office REIT, where he was a member of the audit and compensation committees until the sale of the company to Morgan Stanley. Mr. Locker was previously a Managing Director in the Real Estate Investment Banking Group at Deutsche Bank Securities, Inc. from September 2000 to February 2003. Prior to joining Deutsche Bank in 2000, Mr. Locker was Senior Managing Director at Bear, Stearns & Co. Inc., responsible for Real Estate Investment Banking. Mr. Locker has more than 30 years of major national market experience in real estate finance, private placement, debt and equity capital markets and transaction structuring and risk management. Mr. Locker earned a B.S./B.A. degree from Boston University School of Management in 1983 and an M.B.A. degree from the Wharton School of the University of Pennsylvania in 1988. Mr. Locker is Trustee of National Jewish Health and is a member of Real Estate Roundtable, NAREIT, Urban Land Institute, International Council of Shopping Centers, The Wharton School of the University of Pennsylvania Zell-Lurie Real Estate Center and numerous philanthropic and community organizations.

        The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Locker should serve as a director: his professional background and experience, extensive education, previously held senior-executive level positions, other public company board experience, prior Company board experience, and his extensive finance and accounting and real estate investment and asset management experience.

Murray J. McCabe Age: 48 Director

        Mr. McCabe is a Managing Partner of Blum Capital Partners, L.P., and is a member of the Management Committee. He is responsible for overall management and oversight of Blum Capital's global real estate investment initiatives and is the Managing Partner of Montgomery Street Partners, a partnership between Richard Blum and Murray McCabe to invest in real estate related opportunities. His responsibility includes originating and structuring investment opportunities, performing acquisition due diligence, asset management, and capital raising.

        Prior to joining Blum Capital in 2012, Mr. McCabe had an extensive twenty year career at JPMorgan acting as the Managing Director and Global Head of Real Estate, Gaming and Lodging Group responsible for managing its global business, strategy, and profitability. Acting as a key industry leader and global business head, Mr. McCabe's responsibility included driving the capital allocation strategy and investment agenda and anticipating and acting on market movements to drive revenue while managing downside risk. As a manager and leader of building a leading global real estate franchise, Mr. McCabe led the business to achieve sequential record revenue since the group's inception in the 1980's. In addition to office, retail, industrial, residential apartments, healthcare, hospitality and storage, the group's industry focus also included single family residential development, real estate services and real estate investment managers. Mr. McCabe's duties included business and transaction origination, capital and transaction structuring, underwriting and due diligence, transaction execution, and responsibility for maintaining the firm's client relationships while managing the global business across the U.S., Europe, Asia, and Australia. During his twenty year tenure at JPMorgan, Mr. McCabe was responsible for originating and executing over $250 billion of transactional activity and managing a $500 million annual revenue business, including direct oversight of a $10 billion credit and lending principal investment business. Selected various industry transactions previously orchestrated by Mr. McCabe and his group at JPMorgan include Ventas's acquisition of NHP ($7.6 billion), Prologis's acquisition of AMB ($25 billion), EQR/AVB's acquisition of Archstone ($16 billion), Blackstone's acquisition of Centro ($9 billion), HCP's acquisition of Manorcare ($6 billion), Blackstone's acquisition of Wyndham Hotels ($3 billion), and Colony's acquisition of Fairmont Hotels / Raffles ($5 billion). He spent four years in JPMorgan's Mergers and Acquisitions Group heading the Real Estate M&A practice, served on the firm's Global Fairness Opinion Committee and the Investment Banking Coverage Management Committee. Mr. McCabe maintains strong relationships with an expansive list of his former real estate clients globally, including corporate owners, operators, managers, developers, institutional owners, and public companies.

        Mr. McCabe is a director of RREEF Property Trust, Inc., a publicly registered real estate investment trust focused on investing in high quality, core income-producing real estate properties, and a director of Columbia Property Trust, one of the country's largest office real estate investment trusts focused on investing in and managing commercial office properties in primary markets nationwide. He is a member of the advisory board for the Fisher Center for Real Estate and Urban Economics at the University of California at Berkeley, and is also an executive council member of the Real Estate Finance and Investment Center and serves on the REIT Investment Funds advisory board for the McCombs School of Business at the University of Texas, Austin. Mr. McCabe received his B.A. degree in Finance from the University of Texas, Austin.

        The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. McCabe should serve as a director: his professional background and experience, education, previously held and current senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Douglas M. Pasquale Age: 61 Non-Executive Chairman

        Mr. Pasquale has served as our Non-Executive Chairman since May 1, 2015, and as a director since November 7, 2011. Mr. Pasquale is Founder & CEO of Capstone Enterprises Corporation, an investment and consulting firm, since January 1, 2012. With the acquisition of Nationwide Health Properties, Inc. (NYSE: NHP) by Ventas, Inc. (NYSE: VTR) on July 1, 2011, Mr. Pasquale served as Senior Advisor to Ventas's Chairman and CEO from July 1, 2011 to December 31, 2011. He was also appointed to the Ventas Board of Directors on July 1, 2011 and continues to serve on that Board. Prior to Nationwide Health Properties' acquisition, Mr. Pasquale served as Chairman of the Board of NHP from May 2009 to July 2011, as President and Chief Executive Officer of NHP from April 2004 to July 2011, and as Executive Vice President and Chief Operating Officer of NHP from November 2003 to April 2004. Mr. Pasquale was a director of NHP from November 2003 to July 2011. Mr. Pasquale previously served in various roles (most recently Chairman and Chief Executive Officer) at ARV Assisted Living, Inc., an owner and operator of assisted living facilities, from June 1998 to September 2003 and concurrently served as President and Chief Executive Officer of Atria Senior Living

Group, Inc. from April 2003 to September 2003. Mr. Pasquale also served as President and Chief Executive Officer of Richfield Hospitality Services, Inc. and Regal Hotels International—North America, a hotel ownership and management company, from 1996 to 1998, and as its Chief Financial Officer from 1994 to 1996. In addition to serving on the Ventas Board of Directors, Mr. Pasquale serves as a director of: Alexander and Baldwin, Inc. (NYSE:ALEX), a Honolulu-headquartered real estate and agribusiness company, for which he serves as chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee; Terreno Realty Corporation (NYSE: TRNO), an industrial REIT with a focus in six coastal U.S. markets, for which he serves as lead independent director and a member of the Audit, Compensation and Nominating and Corporate Governance committees; and DineEquity, Inc. (NYSE: DIN), which franchises Applebee's and IHOP restaurants, for which he serves as a member of the Audit Committee. He is also Chairman of the Board of Trustees of ExplorOcean. Mr. Pasquale is a successful leader in the real estate industry with extensive experience and strong skills in management, mergers and acquisitions and strategic planning. Mr. Pasquale received his B.S. degree in Accounting and his M.B.A. degree with highest honors from the University of Colorado.

        The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Pasquale should serve as a director: his professional background and experience, extensive education, previously held senior-executive level positions, other public company board experience, his extensive background and experience with REITs and his background and experience in real estate and finance transactions.

Keith P. Russell Age: 70 Director

        Mr. Russell has served as a director since October 26, 2004. Since June 2001, Mr. Russell has been President of Russell Financial, Inc., a strategic and financial consulting firm serving businesses and high net worth individuals. Mr. Russell is retired as the Chairman of Mellon West and the Vice Chairman of Mellon Financial Corporation, in which capacities he served from May 1996 until March 2001. From September 1991 through April 1996, Mr. Russell served in various positions at Mellon, including Vice Chairman and Chief Risk Officer of Mellon Bank Corporation and Chairman of Mellon Bank Corporation's Credit Policy Committee. From 1983 to 1991, Mr. Russell served as President and Chief Operating Officer, and a director, of Glenfed/Glendale Federal Bank. Mr. Russell also serves on the Board of Directors of Hawaiian Electric Industries (NYSE:HE), where he serves as a member of the audit committee, and serves on the Board of Directors of American Savings' Bank, a subsidiary of Hawaiian Electric Industries, where he serves as chair of the risk committee and a member of the audit committee. Since 2014, Mr. Russell has also served on the board of directors of ASB (Hawaii), a subsidiary of Hawaiian Electric Industries, where he serves as a member of the audit committee. Mr. Russell anticipates to be appointed to serve as a member of the Board of Directors of KBS Growth & Income REIT, Inc. in late March or early April 2016, where he may also serve as a member of one or more committees. From 2002 to 2011, Mr. Russell was a director of Nationwide Health Properties, Inc. (for which he also served as chair of the audit committee and a member of the nominating and governance committee). Mr. Russell has been a panelist at various conferences and seminars, addressing topics such as corporate governance and audit committee role. Mr. Russell holds a B.A. degree in Economics from the University of Washington and an M.A. degree in Economics from Northwestern University.

        The following experience, qualifications, attributes and/or skills led our Board of Directors to conclude that Mr. Russell should serve as a director: his professional background and experience, extensive education, previously held senior-executive level positions, other public company board experience, prior Company board experience, his extensive experience in corporate risk, accounting and finance and general investment experience.

        The Board of Directors recommends a vote FOR each of the nominees.

 Proposal 2:
Ratification of the Audit Committee's Appointment of
Independent Registered Public Accounting Firm

        The Audit Committee has selected and appointed the firm of Ernst & Young LLP to act as our independent registered public accounting firm for the year ending December 31, 2016. Ernst & Young LLP has audited the financial statements for us since our initial public offering on October 26, 2004. Ratification of the appointment of Ernst & Young LLP requires a majority of the votes cast. Any shares not voted, whether by abstention, "broker non-vote" or otherwise, have no impact on the vote.

        Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of Sunstone. If our stockholders do not ratify the Audit Committee's selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.

        In selecting Ernst & Young LLP as the Company's independent registered accounting firm, the Audit Committee considered many factors, including the quality of its ongoing discussions with Ernst & Young LLP's representatives, the experience and professional qualifications of Ernst & Young LLP, and Ernst & Young LLP's programs and processes for maintaining its independence. Furthermore, in accordance with SEC rules and Ernst & Young LLP's policies, lead engagement partners are subject to rotation requirements to limit the number of consecutive years the lead partner may provide services. For lead audit partners, the maximum number of consecutive years of service in that capacity is five years. We select the Company's lead audit partner pursuant to this rotation policy following meetings between the Chairman of the Audit Committee and candidates for that role, as well as discussions by the full Audit Committee, members of the Board of Directors and management.

        Representatives of Ernst & Young LLP are expected to be present at the annual meeting. These representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit, Audit-Related, Tax and Other Fees

        The aggregate fees billed for professional services provided by Ernst & Young LLP for 2015 and 2014 were as follows:

Type of Fees	2015	2014
Audit Fees	$939,134	$1,033,030
Audit-related Fees	—	5,000
Tax Fees	52,975	184,379
All Other Fees	1,995	1,995

Total Fees	$994,104	$1,224,404

        In the above table, in accordance with the definitions of the Securities and Exchange Commission, or the SEC, "audit fees" are fees paid by us to Ernst & Young LLP for the audit of our consolidated financial statements included in our annual report on Form 10-K and review of the unaudited financial statements included in our quarterly reports on Form 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, including in connection with public offerings of securities. "Audit fees" also include fees paid by us to Ernst & Young LLP for the audit of our internal control over financial reporting. In 2014 and 2015, audit fees consisted primarily of $850,000 and $750,000, respectively, for the full-year audit, quarterly reviews and the audit of our internal control over financial reporting and $183,030 and $124,134, respectively, for services related to statutory and regulatory filings and public offerings. Audit fees also include $65,000 for an audit of one hotel required by the ground lessor in 2015.

        "Audit-related Fees" are fees billed by Ernst & Young LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. In 2014, audit-related fees of $5,000 consisted of a ground lease compliance report on one hotel.

        "Tax Fees" are fees billed by Ernst & Young LLP that relate to tax consulting and advisory services.

        "All Other Fees" are fees billed by Ernst & Young LLP to us for any services not included in the first three categories.

Pre-approval Policies and Procedures

        Our Audit Committee has adopted a pre-approval policy requiring that the Audit Committee pre-approve all audit and permissible non-audit services to be performed by Ernst & Young LLP. Any proposed service that has received pre-approval but which will exceed pre-approved cost limits will require separate pre-approval by the Audit Committee. The Audit Committee has delegated to its chair the authority to grant the required approvals for all audit and permissible non-audit services to be performed by Ernst & Young LLP, provided that the chair reports the details of the exercise of any such delegated authority at the next meeting of the Audit Committee. All services performed by the independent registered public accounting firm in 2015 were approved by the Audit Committee pursuant to its pre-approval policy.

        The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP.

 Proposal 3:
Advisory Vote (Non-Binding) on Executive Compensation

        Section 14A of the Securities Exchange Act of 1934, as enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act in July 2010, or the Dodd-Frank Act, requires us to submit to our stockholders a non-binding advisory resolution to approve the compensation of the "Named Executive Officers" listed in the Summary Compensation Table of this proxy statement, commonly referred to as a "say-on-pay" vote. In May 2011, we held our first "say-on-pay" vote, and our stockholders approved the compensation of our 2011 named executive officers, with approximately 76% of stockholder votes cast in favor of our 2011 "say-on-pay" resolution (excluding abstentions and "broker non-votes"). While three quarters of votes cast at our 2011 annual meeting were in favor of our 2011 compensation programs, we were not satisfied with that outcome and took steps intended to better align the compensation program with the interests of stockholders. Specifically, as discussed in the "Executive Officer Compensation" section below, the Compensation Committee materially redesigned our compensation programs following our 2011 "say-on-pay" vote; likewise, the Board of Directors made numerous corporate governance improvements. Following those improvements, more than 96% of stockholder votes cast (excluding abstentions and "broker non-votes") in respect of our "say-on-pay" resolution in 2012, 2013, 2014 and 2015 approved the compensation of our named executive officers.

        The Board of Directors has approved the submission of the following resolution to the Company's stockholders for approval at the 2016 annual meeting:

  "Resolved, that the stockholders hereby approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Company's 2016 proxy statement pursuant to the disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table and the other executive compensation tables and related discussion)."

        As described more fully in the "Compensation Discussion and Analysis" section of this proxy statement, the Company's executive compensation program is designed to attract, motivate and retain talented executives through competitive compensation arrangements that, within appropriate risk parameters, provide strong financial incentives for the executive officers, including the Named Executive Officers, to maximize stockholder value. The compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary, annual cash incentive bonus awards and equity incentive awards. Base salary is intended to provide a baseline level of compensation for our Named Executive Officers. The remaining types of compensation, which in the aggregate represent the majority of our Named Executive Officers' target total compensation opportunities, tie compensation directly to the achievement of corporate and individual objectives.

Required Vote

        The affirmative vote of a majority of the votes cast will be required to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement.

        The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the Company, the Board of Directors or the Compensation Committee. Although the vote is non-binding, the Compensation Committee and the Board of Directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.

        The Board of Directors recommends a vote FOR the approval (on a non-binding, advisory basis) of the compensation of the Named Executive Officers as disclosed in this proxy statement.

 Corporate Governance

        In light of applicable legal requirements, such as the Sarbanes-Oxley Act of 2002 and related rules promulgated by both the NYSE and the SEC, we provide the following discussion to inform you of our efforts to assure that we employ best practices in our corporate governance. A copy of our Corporate Governance Guidelines is available in the Investor Relations section of our website at www.sunstonehotels.com. In addition, a printed copy of the Corporate Governance Guidelines will be provided without charge upon request to Sunstone Hotel Investors, Inc., 120 Vantis, Suite 350, Aliso Viejo, California 92656, Attention: Secretary.

        We have also established conflict of interest and other policies to serve the long-term interests of our stockholders and further align the interests of our directors and management with our stockholders.

Conflict of Interest Policy

        We have adopted a policy which provides that the approval of our Nominating and Corporate Governance Committee is required for any transaction involving us and any of our directors, officers or employees, or any entity in which any of our directors, officers or employees is employed or has an interest of more than 5%.

Code of Business Conduct and Ethics

        We have adopted a Code of Business Conduct and Ethics, which requires, among other things, that directors, officers and employees act with integrity. The Code of Business Conduct and Ethics also prohibits our directors, officers and employees from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless we have already been offered the opportunity and turned it down, in which case our Nominating and Corporate Governance Committee must in any event approve the director, officer or employee interest therein. More generally, our directors, officers and employees are prohibited from using corporate property, information or position for personal gain. The Code of Business Conduct and Ethics is posted in the Investor Relations section of our website at www.sunstonehotels.com. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request to Sunstone Hotel Investors, Inc., 120 Vantis, Suite 350, Aliso Viejo, California 92656, Attention: Secretary.

Pledging and Hedging Policies

        We have established pledging and hedging policies applicable to our directors, officers and other employees (collectively referred to in this section only as "insiders" and individually as an "insider").

  Margin Accounts and Pledges

        Securities held in a margin account or pledged as collateral for a loan may be sold without the insider's consent by the broker if the insider fails to meet a margin call or by the lender in foreclosure if the insider defaults on the loan. Because a margin or foreclosure sale may occur at a time when the insider is aware of material nonpublic information or otherwise is not permitted to trade in Company securities, insiders are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan. An exception to this prohibition may be granted where the insider wishes to pledge Company securities as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. If the insider wishes to pledge Company securities as collateral for a loan, the insider must submit a request for approval to the Chief Financial Officer at least one month prior to the proposed execution of documents evidencing the proposed pledge.

  Hedging Transactions

        Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involve the establishment of a short position in the Company's securities and limit or eliminate an insider's ability to profit from an increase in the value of the Company's securities. Such transactions are complex and involve many aspects of the federal securities laws, including filing and disclosure requirements. Therefore, the Company requires insiders that wish to enter into such an arrangement to first pre-clear the proposed transaction. Any request for pre-clearance must be submitted to the Chief Financial Officer at least one month prior to the proposed execution of documents evidencing the proposed transaction.

Sustainability Practices

        All of our hotels currently participate in some form of a sustainability program, and we are committed to expand these programs over the next several years. Currently, our sustainability programs cover such areas as energy conservation, water conservation, waste reduction and recycling. Sunstone's comprehensive energy-efficiency program is aimed not only at making our hotels more energy efficient and environmentally-friendly, but also at enhancing the profitability of our hotels. Our energy-efficiency program includes, but is not limited to, retro-fitting incandescent lighting systems with new LED fixtures, guestroom "smart" thermostats that adjust room conditions based on whether the room is occupied or not, central plant efficiency upgrades, laundry outsourcing, low-flow toilet systems and energy co-generation facilities.

        We continue to seek new sustainability innovations to implement across our portfolio. While the lodging industry's sustainability efforts are at an early stage, the various hotel brands are aligned with us in their desire to advance sustainability programs. Together we are committed to improving the energy efficiency, and environmental impact of our hotels.

Independence of Directors and Committees

        The Board of Directors has determined that a majority of the current Board of Directors is independent as defined under the NYSE's rules and that a majority of the Board of Directors will be independent if the slate of directors up for election in Proposal 1 of this proxy statement are elected. Directors who serve on the Compensation Committee and the Nominating and Corporate Governance Committee are also subject to these independence requirements. Directors who serve on the Audit Committee are subject to these and additional independence requirements.

        To be considered independent under the NYSE's rules, the Board of Directors must determine that a director does not have a material relationship with Sunstone and/or its consolidated subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities).

        The Board of Directors undertook a review of the independence of the directors nominated for election at the upcoming annual meeting. During this review, the Board of Directors considered the transactions and relationships between each director or any member of his or her immediate family and Sunstone and its subsidiaries and affiliates as reported under "Certain Relationships and Related Transactions" below. The Board of Directors also examined transactions and relationships between directors or their affiliates and members of the senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that such director is independent.

        As a result of this review, the Board of Directors affirmatively determined that Messrs. Baird, Batinovich, Lewis, Locker, McCabe, Pasquale and Russell and Ms. Behar are independent of Sunstone and its management under the independence standards of the NYSE.

The Board of Directors Leadership Structure

        From January 1, 2015 through April 30, 2015, Mr. Locker served as our Non-Executive Chairman and from May 1, 2015 to present, Mr. Pasquale has served as our Non-Executive Chairman. Kenneth E. Cruse served as our Chief Executive Officer and a director until his termination on January 17, 2015. Concurrent with Mr. Cruse's termination, Mr. Arabia, our then-current President and a director, assumed the additional role of Chief Executive Officer. Assuming that the nominees listed in Proposal 1 are elected as directors at the 2016 annual meeting, we expect Mr. Pasquale will serve as our Non-Executive Chairman and Mr. Arabia as our President and Chief Executive Officer and a director.

        Since October 26, 2004, the roles of chairman and chief executive officer have been held separately. Though the Board of Directors does not have a formal policy as to whether the chairman should be an independent director, an affiliated director or a member of management, in the event the chairman is or becomes an affiliated director or a member of Company management, or if the independent directors were to determine that it is in the best interests of the Company, the independent directors will appoint from among themselves an independent co-chairman or lead independent director (consistent with our bylaws and our corporate governance guidelines).

        The role of the Non-Executive Chairman is to coordinate the activities of the independent directors, coordinate with the Chief Executive Officer and corporate secretary to set the agenda for Board of Directors' meetings, chair executive sessions of the independent directors, provide leadership to the Board of Directors and uphold high corporate governance and ethical standards, communicate effectively with management on a regular basis, provide support and advice to the Chief Executive Officer, facilitate communication between and among the independent directors and management, take a lead role in the Board of Director's self-assessment and evaluation processes, and perform the other duties either specified in the corporate governance guidelines or assigned from time to time by the Board of Directors.

        Furthermore, our Board of Directors currently has seven independent members and one non-independent member, Mr. Arabia. Assuming that the nominees listed in Proposal 1 are elected as directors at the 2016 annual meeting, our Board of Directors will have eight independent members and one non-independent member. A number of the members of our Board of Directors are currently serving or have served as members of senior management of other public companies and have served as directors of other public companies. While at a point in time during 2015 we had four board committees, we currently have three board committees comprised solely of independent directors.

        Our Board of Directors believes its leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board of Directors. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling our Non-Executive Chairman to facilitate our Board of Directors' independent oversight of management, promote communication between management and our Board, and support our Board's consideration of key governance matters.

Risk Oversight

        Our Audit Committee is primarily responsible for overseeing the Company's risk management processes on behalf of the full Board of Directors. The Audit Committee receives reports from management at least quarterly regarding the Company's assessment of risks. In addition, the Audit

Committee reports regularly to the full Board of Directors, which also considers the Company's risk profile. The Audit Committee and the full Board of Directors focus on the most significant risks facing the Company and the Company's general risk management strategy, and also ensure that risks undertaken by the Company are consistent with the Board of Directors' appetite for risk. While the Board of Directors oversees the Company's risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing the Company and that the Board of Directors leadership structure supports this approach.

        Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and procedures and has met with management to review whether our compensation programs may create incentives to our employees to take excessive or inappropriate risks that could have a material adverse effect on the Company. We believe that features of our programs, including the mix of long- and short-term incentives and equity grants, as well as our internal financial and legal controls, appropriately mitigate the risk of an employee taking action that harms the Company for short-term compensation benefits for the employee.

Director Attendance at Meetings

        Each of our directors is expected to attend each annual meeting of stockholders and all meetings of the Board of Directors. The Board of Directors held seven meetings and acted by written consent on five occasions in 2015. During that period, all directors attended at least 75% of the aggregate of the meetings of the Board of Directors and all committees of the Board of Directors on which they served during the periods in which they served. In addition, all of our directors attended our annual meeting of stockholders in 2015.

Stockholder Communication with the Board of Directors and Non-Employee Directors

        Stockholders may communicate any matters they wish to raise with the directors by writing to the Board of Directors, Sunstone Hotel Investors, Inc., 120 Vantis, Suite 350, Aliso Viejo, California 92656, Attention: Secretary. Stockholders should provide proof of stock ownership with their correspondence. All communications from verified stockholders will be received and processed by the Secretary and then directed to the appropriate member(s) of the Board of Directors.

        In addition, any interested party who wishes to communicate directly with our non-employee directors may contact our Non-Executive Chairman at the mailing address of the Company's executive offices at 120 Vantis, Suite 350, Aliso Viejo, California 92656. All communications will be received and processed on a confidential basis by the Secretary and then directed to the appropriate non-employee director(s).

 Committees of the Board of Directors

Committees

        Our Board of Directors complements its oversight responsibilities through the following three standing committees, each of which is briefly described below: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee. As noted below, the Board of Directors disbanded the Investment and Finance Committee during 2015. Each of our committees has a charter, current copies of which may be viewed in the Investor Relations section of our website at www.sunstonehotels.com. In addition, printed copies of our committee charters will be provided without charge upon request to Sunstone Hotel Investors, Inc., 120 Vantis, Suite 350, Aliso Viejo, California 92656, Attention: Secretary.

Compensation Committee

        The Compensation Committee determines compensation and benefits for all executive officers, oversees our equity compensation plans and assists in the establishment of compensation policies applicable to employees generally. The members of the Compensation Committee are independent directors as required by the listing standards and rules of the NYSE, are "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (as amended, the "Code"), and the applicable rules of the SEC, and are "non-employee directors" for the purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        The current members of our Compensation Committee are Thomas A. Lewis, Jr., Douglas M. Pasquale, Lewis N. Wolff and Andrew Batinovich, who serves as the chair. The Compensation Committee held four meetings during 2015.

Audit Committee

        Our Board of Directors has adopted an Audit Committee charter, which defines the Audit Committee's purposes to include oversight of:

  •
  the integrity of our financial statements;

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  our compliance with legal and regulatory requirements;

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  the independent auditors' qualifications and independence;

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  the performance of the independent auditors and our internal audit function; and

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  preparation of an audit committee report as required by the SEC for inclusion in our annual proxy statement.

        All of the members of the Audit Committee are financially literate within the meaning of the listing standards and rules of the NYSE. At least one member is an audit committee financial expert as that term is defined by applicable rules of the SEC, and at least one member possesses accounting and financial management expertise within the meaning of the listing standards and rules of the NYSE. The Board of Directors has determined that each member of the Audit Committee is independent within the meaning of the rules of both the NYSE and the SEC.

        The current members of our Audit Committee are Andrew Batinovich, Z. Jamie Behar, Keith M. Locker and Keith P. Russell, who serves as the chair. The Audit Committee held four meetings during 2015.

Audit Committee Financial Expert

        The Board of Directors has determined that each of Andrew Batinovich, Z. Jamie Behar, Keith M. Locker and Keith P. Russell is qualified as an audit committee financial expert within the meaning of SEC regulations. In making this determination, the Board of Directors considered the following qualifications: (a) understanding of generally accepted accounting principles, or GAAP; (b) ability to apply GAAP to accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the issues likely to be raised by our financial statements, or experience actively supervising persons engaged in these activities; (d) understanding of internal control over financial reporting; and (e) understanding of audit committee functions.

Nominating and Corporate Governance Committee

        The Board of Directors has delegated to the Nominating and Corporate Governance Committee the responsibility to select, or to recommend to the Board of Directors, nominees for election at any annual meeting, or any special meeting of stockholders, and any person to be considered to fill a vacancy or a newly created directorship that is the result of any increase in the authorized number of directors. The Nominating and Corporate Governance Committee is also responsible for nominating board committee members, reviewing our corporate governance guidelines, assisting with the annual evaluation of the Board of Directors and approving certain transactions involving a conflict of interest. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of the listing standards of the NYSE.

        In connection with its annual process for identifying directors to nominate or renominate, or to be recommended to the Board of Directors for nomination or renomination, the Nominating and Corporate Governance Committee seeks to determine whether the proposed candidate demonstrates an ability and willingness to:

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  maintain the highest personal and professional ethics, integrity and values;

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  represent the long-term interests of stockholders;

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  exercise independence of thought, objective perspective and mature judgment;

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  constructively challenge ideas and assumptions;

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  understand our business operations and objectives and provide thoughtful and creative strategic guidance;

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  contribute to the ongoing development and effective functioning of the Board of Directors;

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  dedicate sufficient time, energy and attention to ensure the diligent and thoughtful performance of his or her duties; and

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  demonstrate sincere commitment to our long-term success and the achievement of its objectives.

        Additionally, in reviewing the qualifications of particular candidates, the Nominating and Corporate Governance Committee may choose to recommend individuals who can contribute an important, special or unique skill, expertise or perspective to the Board of Directors. The Nominating and Corporate Governance Committee recommends, among other things, whether the existing Board of Directors contains the appropriate size, structure and composition, whether some or all of the incumbent directors should be recommended to the Board of Directors for re-nomination, and whether the Board of Directors should be enlarged to include additional directors.

        The Nominating and Corporate Governance Committee will consider as potential director nominees candidates recommended by various sources, including any member of the Board of Directors or senior management. The Nominating and Corporate Governance Committee may also retain a third-party search firm to identify candidates. The Nominating and Corporate Governance Committee also considers recommendations for nominees that are timely submitted by stockholders and only if such recommendations are delivered in the same manner prescribed by the advance notice provisions contained in Article II, Section 2.11 of our bylaws for stockholder proposals. See "Stockholder Proposals for the 2017 Annual Meeting." In addition to satisfying the timing, ownership and other requirements specified in Article II, Section 2.11 of the bylaws, a stockholder's notice must set forth as to each person whom the stockholder proposes to recommend that the committee nominate for election to the Board of Directors all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act and our bylaws (including such person's written consent to being named in the proxy statement as a nominee and to serve as a director if elected). Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources.

        The current members of our Nominating and Corporate Governance Committee are Thomas A. Lewis, Jr., Douglas M. Pasquale, Keith P. Russell and Z. Jamie Behar, who serves as the chair. The Nominating and Corporate Governance Committee held five meetings during 2015.

Investment and Finance Committee

        The Investment and Finance Committee assisted the Board of Directors in executing its responsibilities concerning the Company's capital structure, leverage, liquidity, capital transactions/financings and investments. The Investment and Finance Committee held two meetings during 2015.

        Effective May 1, 2015, the Board of Directors elected to disband the Investment and Finance Committee, as all members of the Board of Directors (both prior to and after May 1, 2015) were involved in the activities and decisions made by the Investment and Finance Committee.

Current Committee Membership

        The table below summarizes the current membership information for the committees of the Board of Directors:

	Compensation		Audit		Nominating and Corporate Governance
Mr. Batinovich	X	*	X
Ms. Behar			X		X	*
Mr. Lewis	X				X
Mr. Locker			X
Mr. Pasquale	X				X
Mr. Russell			X	*	X
Mr. Wolff	X

*
Chair

        The Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, periodically reviews and modifies committee appointments.

Executive Sessions of Independent Directors

        Ms. Behar and Messrs. Batinovich, Lewis, Locker, Pasquale, Russell and Wolff are currently our independent, non-employee directors. The independent, non-employee directors held executive sessions at least once each quarter in 2015 and held other meetings relating to corporate governance during the year. Following the 2016 annual meeting, we expect that our non-employee directors will consist of Ms. Behar and Messrs. Baird, Batinovich, Lewis, Locker, McCabe, Pasquale and Russell and that Mr. Pasquale will preside over executive sessions of the non-employee directors.

Report of the Audit Committee of the Board of Directors

        The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of Sunstone's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

        The Audit Committee (the "Committee") of the Board of Directors of Sunstone Hotel Investors, Inc. ("Sunstone" or the "Company") is composed of four directors, each of whom meets the independence and other requirements of the New York Stock Exchange. Andrew Batinovich, Z. Jamie Behar, Keith M. Locker and Keith P. Russell all qualify as "audit committee financial experts."

        Management of Sunstone has responsibility for preparing the Company's financial statements, including the Company's internal control over financial reporting. Ernst & Young LLP, acting as independent registered public accountants, is responsible for performing an audit of the Company's annual consolidated financial statements in accordance with generally accepted accounting principles (GAAP) and for issuing a report on those statements. Ernst & Young LLP also reviews the Company's interim financial statements in accordance with applicable auditing standards. Ernst & Young LLP also is responsible for auditing Sunstone's effectiveness of internal controls over financial reporting and issuing a report thereon. The Committee is responsible for the integrity of the Company's financial statements and internal control structure on behalf of the Board of Directors. The Committee met four times during 2015, including meetings regularly with Ernst & Young LLP and the internal auditor, both privately and with management present.

        In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management and Ernst & Young LLP the audited financial statements for the year ended December 31, 2015 as well as the interim financial statements for the periods ended March 31, 2015, June 30, 2015 and September 30, 2015. These reviews included a discussion of:

  •
  critical accounting policies of the Company;

  •
  the reasonableness of significant financial reporting estimates and judgments made in connection with the financial statements, including the quality (and not just acceptability) of the Company's accounting policies;

  •
  with the Company's internal and independent auditors of the scope for their respective audits and the results of their respective reviews, their evaluations of the overall quality of the Company's internal controls and financial reporting;

  •
  the annual management letter issued by Ernst & Young LLP; and

  •
  the potential effects of regulatory and accounting initiatives on the Company's financial statements.

        The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board, or the PCAOB, in Rule 3200T. In addition, the Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent auditors the auditors' independence from Sunstone and its management, including the matters in the written disclosures and letter required by applicable requirements of the PCAOB.

        Among other matters, the Committee also:

  •
  reviewed the level of fees paid and engaged the internal and independent auditor and appointed Ernst & Young LLP to serve in the capacity of independent auditor during 2015;

  •
  reviewed Ernst & Young's performance, qualifications and quality control procedures;

  •
  reviewed and approved the Company's policy for the pre-approval of audit and permitted non-audit services by the independent auditor and reviewed and approved fees and services;

  •
  consulted with management and Ernst & Young LLP with respect to the Company's processes for risk assessment including meetings with the Chair of the Committee and the lead audit partner;

  •
  reviewed significant legal developments which affect or could affect the Company;

  •
  reviewed communications from and management's responses to governmental agencies for matters of material significance;

  •
  reviewed and approved the type and presentation of information, including earnings guidance, to be included in the Company's earnings releases and financial supplemental disclosures; and

  •
  reviewed and responded to any calls placed on the Sunstone Business Conduct and Ethics Line.

        Members of the Committee are not full-time employees of Sunstone and are not performing the functions of auditors or accountants. As such, it is not the duty or responsibility of the Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Committee necessarily rely on the information provided to them by management and the independent accountants. Accordingly, the Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with U.S. generally accepted accounting principles or that the Company's auditors are in fact "independent."

        In reliance on the reviews and discussions referred to above, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Committee charter, the Committee recommended to the Board of Directors the inclusion of the audited financial statements in Sunstone's 2015 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Keith P. Russell, Chair
Andrew Batinovich
Z. Jamie Behar
Keith M. Locker
March 11, 2016

Compensation of Directors

Compensation of the Company's Board of Directors for 2015

        Based on its own analyses and on a report prepared by FPL Associates L.P., or FPL, in August 2013, the Nominating and Corporate Governance Committee, together with all other members of the Board of Directors, approved the following compensation structure for our Board of Directors, which remained in place until December 31, 2015:

  •
  $50,000 annual cash retainer paid to each member of our Board of Directors (payable in quarterly installments).

  •
  $100,000 annual stock retainer granted to each member of our Board of Directors.

  •
  $20,000 annual cash retainer paid to the chair of each committee of the Board of Directors.

  •
  $5,000 annual cash retainer paid to each member (other than the chairperson) of each committee of our Board of Directors.

  •
  No meeting fees for Board of Director and committee meetings are paid unless, in the applicable 12-month period, the aggregate number of Board of Director or committee meetings exceeds eight (in which case participant members of the Board of Directors or any committee will be paid $1,500 for each meeting in excess of eight).

        The Nominating and Corporate Governance Committee has implemented stock ownership requirements for Company directors. Under these guidelines, each existing director (with the exception of Ms. Behar) was required, within three years of January 1, 2011, to hold stock valued at no less than three times the amount of the annual cash retainer paid to such director; and, for any new director, compliance with the guidelines is required within three years after being elected to the Board of Directors. To determine compliance with the "stock ownership" guidelines, (a) we include, in addition to shares the individual director owns outright, awarded but unvested restricted shares of Company stock and (b) we calculate the value of each director's stock holdings based on the average closing price on the NYSE of the Company's common stock for the year ended immediately prior to the applicable January 1 determination date. As of January 1, 2015, each member of the Company's Board of Directors met or exceeded the stock ownership requirements. Due to rules implemented by her employer, all director fees for Ms. Behar (including the value of the annual stock grant and attendance fees) were paid in cash to her employer for her service on the Board of Directors through August 31, 2015. All director fees for her service on the Board of Directors from and after September 1, 2015 have been and will continue to be paid directly to Ms. Behar. Accordingly, Ms. Behar is now subject to the above-described stock ownership requirements and must achieve compliance by August 31, 2018.

        Directors are also entitled to reimbursement for expenses incurred in fulfilling their duties as our directors, and receive complimentary hotel rooms at our hotels and resorts when on personal travel.

        Our Non-Executive Chairman received additional compensation in 2015 in respect of his duties as Non-Executive Chairman as set forth below under "—Non-Executive Chairman Compensation."

        During the third quarter of 2015, the Nominating and Corporate Governance Committee again engaged FPL to review current market terms of director compensation programs/levels within the REIT industry. FPL prepared an analysis (the "2015 FPL Board Comp Report") that detailed the 2014 director compensation programs (as disclosed in 2015 proxy statements) for two select groups of publicly-traded REITs, comprised of (a) a hotel peer group consisting of ten companies with implied, then current, equity market capitalizations ranging from approximately $2.6 billion to $22.2 billion and (b) a size/geographic peer group consisting of 12 companies with implied equity market capitalizations ranging from approximately $3.2 billion to $9.3 billion. The selected peer group companies were substantially the same companies utilized by FPL to evaluate compensation for the Named Executive Officers, as set forth below under "Executive Officer Compensation". In the 2015 FPL Board Comp Report, FPL made the following observations of the Company's then-current director compensation program as compared to compensation programs for directors at the hotel and size/geographic peer companies:

  •
  Compensation fell in line with the median against both the hotel and size/geographic peer groups on an estimated basis and fell in line with the 75th percentile against both the hotel and size/geographic peer groups on an actual/aggregate basis.

  •
  The annual member retainer (inclusive of cash and equity) ranked at the 33rd and 45th percentiles compared to the hotel and size/geographic peer groups, respectively. However, when bifurcating the annual retainer, the cash component ($50,000) lagged the 25th percentile, while the equity award fell in the upper quartile compared to both peer groups.

  •
  The Nominating and Corporate Governance Committee chairperson had the most competitive retainer compared against the peer groups, followed by the Compensation Committee chairperson, which fell above the 90th percentile; while the Audit Committee chairperson ranked close to the 65th percentile of both peer sets.

  •
  Meeting fees have been eliminated unless, in the applicable 12-month period, the aggregate number of board or committee meetings exceeds eight, in which case each member will receive $1,500 for each meeting in excess of eight.

  •
  The value of equity compensation as a percentage of overall compensation was above the maximum for the hotel peer group and in line with the 75th percentile for the size/geography peer group, demonstrating that director compensation is aligned with the interests of the Company and its stockholders.

        Given the Company's then-current competitive pay positioning for directors, FPL recommended only a few minor changes to the director compensation program for 2016.

Key Changes to Director Compensation in 2016

        After consideration of the 2015 FPL Board Comp Report and consultation with FPL representatives, effective as of January 1, 2016, the Board of Directors elected to modify its compensation structure as follows: (a) to increase the annual cash retainer paid to each member of our Board of Directors from $50,000 to $60,000 (payable in quarterly installments); and (b) to increase the annual cash retainer paid to each member (other than the chairperson) of each committee of our Board of Directors from $5,000 to $10,000. The Nominating and Corporate Governance Committee expects to retain the director compensation program outlined above through 2016, though we continue to evaluate all compensation policies on an ongoing basis, so no assurance can be given that we will not change aspects of our director compensation in the future.

2015 Independent Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(4)	Total ($)
Andrew Batinovich	74,250	94,661	7,290	176,201
Z. Jamie Behar(3)	179,250	—	—	179,250
Thomas A. Lewis, Jr.	65,500	94,661	3,862	164,023
Keith M. Locker	71,750	94,661	6,180	172,591
Douglas M. Pasquale	123,000	151,461	7,290	281,751
Keith P. Russell	79,250	94,661	3,862	177,773
Lewis N. Wolff	59,250	94,661	3,862	157,773

(1)
The amounts in this column are comprised as follows: (i) fees for service during 2015 and paid in 2015: Mr. Batinovich—$55,500, Ms. Behar—$60,500, Mr. Lewis—$50,500, Mr. Locker—$58,000, Mr. Pasquale—$93,000, Mr. Russell—$60,500, and Mr. Wolff—$45,500; (ii) fees for service during the fourth quarter of 2015 and paid in the first quarter of 2016: Mr. Batinovich—$18,750, Ms. Behar—$18,750, Mr. Lewis—$15,000, Mr. Locker—$13,750, Mr. Pasquale—$30,000, Mr. Russell—$18,750, and Mr. Wolff—$13,750; and (iii) for Ms. Behar only, $100,000 of this amount represents the value of the annual stock grant given in 2015 to our independent directors for serving on our Board of Directors which was paid in cash to her employer in May 2015. Fees for service during the fourth quarter of 2014 and paid in the first quarter of 2015 are not reflected in this column.

(2)
The amounts in this column represent the grant date fair value for grants of restricted stock made to the director in 2015 as prescribed by Accounting Standards Codification Topic 718, Compensation—Stock Compensation (referred to herein as ASC Topic 718). For more information, please see footnote 12 to our audited financial statements contained in our Annual Report on Form 10-K filed with the SEC on February 23, 2016. Each of our independent directors (except Ms. Behar) received a stock grant of shares in 2015 having a value equal to $100,000 for serving on our Board of Directors. In addition, Mr. Pasquale received a stock grant having a value of $60,000 for his service as our Non-Executive Chairman. To determine the number of shares granted, the dollar amount was divided by the average closing price of the Company's stock over the 20 trading days ending three trading days prior to the grant date. Accordingly, based on a grant date of May 1, 2015 and the average closing price of the Company's common stock over the 20 trading days ending three trading days prior to such date (which average price was $16.48), each of the independent directors was granted 6,068 shares of stock (and, in addition, Mr. Pasquale received 3,641 shares of stock for his service as our Non-Executive Chairman). The grant date fair value of the stock awards granted to our independent directors equals the number of shares of stock multiplied by the closing common share price of $15.60 on the NYSE on the date of the grant (May 1, 2015), which results in a grant date fair value of $94,661 for each of the independent directors and an additional $56,800 for Mr. Pasquale (i.e., calculated by multiplying 3,641 by $15.60, determined pursuant to ASC Topic 718.

  While grants to directors made in 2015 were not subject to vesting requirements, certain grants in prior years contained vesting requirements. As of December 31, 2015, such prior restricted stock grants were scheduled to vest as set forth below.

	Date of Grant	Number of Shares or Units Remaining to Vest	Vesting Date
Andrew Batinovich
	May 2, 2013	2,732 shares	May 2, 2016
	May 2, 2014	2,417 shares	May 2, 2016
		2,418 shares	May 2, 2017
Thomas A. Lewis, Jr.
	May 2, 2013	2,732 shares	May 2, 2016
Keith M. Locker
	May 2, 2013	4,371 shares	May 2, 2016
Douglas M. Pasquale
	May 2, 2013	2,732 shares	May 2, 2016
	May 2, 2014	2,417 shares	May 2, 2016
		2,418 shares	May 2, 2017
Keith P. Russell
	May 2, 2013	2,732 shares	May 2, 2016
Lewis N. Wolff
	May 2, 2013	2,732 shares	May 2, 2016
(3)
Due to rules implemented by her employer, all director fees for Ms. Behar (including the value of the annual stock grant and attendance fees) were paid in cash to her employer for her service on the Board of Directors through August 31, 2015. With the announcement of her retirement from General Motors Investment Management Corporation, or GMIMCO, on September 1, 2015, all director fees for her service on the Board of Directors from and after September 1, 2015 have been and will continue to be paid directly to Ms. Behar.

(4)
Represents dividends paid in 2015 on awarded but unvested restricted shares of Company common stock. Fourth quarter 2014 dividends paid in the first quarter of 2015 were paid in a combination of cash and shares of Company common stock, which shares of common stock had a closing price on the NYSE of $17.05 per share on the date the dividend was paid and shares delivered to our investors (including members of the Board of Directors).

Non-Executive Chairman Compensation

        In October 2011, FPL was retained by the Nominating and Corporate Governance Committee to review the appropriate compensation program for our Non-Executive Chairman as compared to other public real estate companies, including our peers that have an independent, non-executive chairman. Based on the results of this analysis and its own subjective analysis of our Non-Executive Chairman's anticipated role and responsibilities, the Nominating and Corporate Governance Committee recommended to our Board of Directors and the Board of Directors approved the following compensation for our Non-Executive Chairman, effective as of November 7, 2011: in addition to the aforementioned standard compensation received by other members of our Board of Directors, a $60,000 cash retainer and a restricted stock grant having a value of $60,000 (which grant will vest immediately). As discussed above under "Compensation of the Company's Board of Directors for 2015," our Nominating and Corporate Governance Committee engaged FPL in the third quarter of 2015 to review current market terms of director compensation programs/levels within the REIT industry. As part of this engagement, FPL reviewed the retainer paid to our Non-Executive Chairman, and concluded that no modification to the Non-Executive Chairman's retainer was warranted. Accordingly, assuming Mr. Pasquale is elected by our stockholders at the 2016 annual meeting to continue his service as a member of the Company's Board of Directors (and also assuming he serves as our Non-Executive Chairman), we expect that Mr. Pasquale will receive (1) a stock grant of shares having a value equal to $160,000 (comprised of (a) $100,000 as part of the base annual stock grant received by all members of the Company's Board of Directors for service from the 2016 annual meeting to the date of the Company's 2017 annual meeting, and (b) $60,000 for Mr. Pasquale's service as our Non-Executive Chairman from the 2016 annual meeting to the date of the Company's 2017 annual meeting); (2) a cash retainer of $120,000 (comprised of (a) $60,000 as part of the base annual cash retainer received by all members of the Company's Board of Directors for service from the 2016 annual meeting to the date of the Company's 2017 annual meeting, and (b) $60,000 for Mr. Pasquale's service as our Non-Executive Chairman from the 2016 annual meeting to the date of the Company's 2017 annual meeting); and (3) a cash retainer of $10,000 in respect of each committee of the Board of Directors on which Mr. Pasquale may serve.

Named Executive Officers

        The following sets forth biographical information regarding our Named Executive Officers for the year ended December 31, 2015, other than Mr. Arabia, whose biographical information is set forth above under "Proposal 1: Election of Directors."

        Bryan A. Giglia, 40, is our Executive Vice President—Chief Financial Officer. Prior to his appointment to Chief Financial Officer in February 2013, Mr. Giglia served as Senior Vice President—Corporate Finance since March 1, 2010 and oversaw capital market transactions, corporate financial planning and analysis, and investor relations. Mr. Giglia joined the Company in March 2004 as a financial analyst, serving in the capacity of Director of Finance from October 2005 through February 2007. From March 2007 to February 2010, he served as Vice President—Corporate Finance. From August 1998 to August 2002, he served in a variety of accounting positions for Hilton Hotel Corporation. From August 2002 until joining the Company in March 2004, Mr. Giglia attended the Marshall School of Business at the University of Southern California, where he earned an M.B.A. degree. Mr. Giglia earned his B.S. degree in Business Administration from the University of Arizona.

        Marc A. Hoffman, 58, is our Executive Vice President—Chief Operating Officer. Mr. Hoffman joined us in June 2006 as Vice President—Asset Management, and was appointed Senior Vice President—Asset Management in January 2007 and Executive Vice President and Chief Operating Officer on February 18, 2010. For the twenty-seven years prior to joining Sunstone, Mr. Hoffman served in various positions at Marriott International, Inc., including General Manager of The Vail Marriott, General Manager of Marriott's Harbor Beach Resort and Spa, Marriott Market Manager for Fort Lauderdale, General Manager of The Ritz-Carlton Palm Beach (where under Mr. Hoffman's leadership, the hotel obtained the Mobil 5 Star Award), and most recently as Vice President and Managing Director of Grande Lakes Orlando, which included the 1,000-room JW Marriott, the 584- room Ritz-Carlton Resort and Spa and The Ritz-Carlton Golf Club. Mr. Hoffman holds an A.O.S. degree from The Culinary Institute of America and a B.A. degree from Florida International University.

        Robert C. Springer, 38, is our Executive Vice President—Chief Investment Officer. Mr. Springer joined us in May 2011 as Senior Vice President—Acquisitions. On February 15, 2013, he was promoted to Senior Vice President—Chief Investment Officer. Prior to joining Sunstone, Mr. Springer served as a Vice President in the Merchant Banking Division of Goldman, Sachs & Co. ("Goldman") and in the

firm's principal lodging investing activity, which investments were primarily placed through the Whitehall Street Real Estate series of private equity funds, as well as the Goldman Sachs Real Estate Mezzanine Partners fund. Mr. Springer's involvement with these funds included all aspects of hotel equity and debt investing, as well as asset management of numerous lodging portfolios. Mr. Springer joined Goldman in February 2006. Prior to joining Goldman, Mr. Springer worked in both the feasibility and acquisitions groups at Host Hotels & Resorts from 2004 to 2006 and was integral to the closing of several large lodging deals. Mr. Springer started his career with PricewaterhouseCoopers, LLP in the Hospitality Consulting Group from 1999 to 2004. Mr. Springer holds a B.S. degree in Hotel Administration from Cornell University.

Named Executive Officer Compensation

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis explains our compensation philosophy and policies that applied in 2015 to our executive officers, including our Named Executive Officers listed in the Summary Compensation Table below. It explains the structure and rationale associated with each material element of the compensation program for the Named Executive Officers, describes the actual compensation paid to our Named Executive Officers for 2015, and provides important context for the more detailed disclosure relating to our Named Executive Officers in the compensation tables following this Compensation Discussion and Analysis.

        In January 2015, Mr. Kenneth E. Cruse was terminated from his role as Chief Executive Officer of the Company and resigned as a member of the Board of Directors. Mr. Arabia currently serves as our President and Chief Executive Officer and is a member of our Board of Directors. In accordance with the rules of the SEC, each of Messrs. Arabia, Giglia, Hoffman, Springer and Cruse are Named Executive Officers for 2015. Accordingly, this Compensation Discussion and Analysis discusses certain arrangements with respect to the Named Executive Officers who were employed by the Company at the end of 2015.

        This Compensation Discussion and Analysis contains statements regarding Company performance targets and goals. These targets and goals are disclosed in the limited context of our executive compensation programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Say-on-Pay

        The Board of Directors and our management team considers it our responsibility to structure our compensation program in a way that is highly aligned with the interests of our stockholders. Although the advisory stockholder vote on executive compensation is non-binding, the Compensation Committee has considered and will continue to consider the outcome of the vote when making future compensation decisions for Named Executive Officers. Though the members of the Compensation Committee believe that the stockholder vote on our 2015 "say-on-pay" proposal endorses the Company's compensation program, the Compensation Committee endeavors to continuously improve the Company's compensation program to more closely align compensation with the interests of our stockholders.

Improvements to the Company's Compensation and Governance Programs

        Likewise, the members of the Nominating and Corporate Governance Committee continue to improve corporate governance. Examples of recent improvements to the Company's compensation and governance programs include the following:

  •
  New Limitations on Stockholder Rights Plans:  Effective February 18, 2016, the Company amended its Corporate Governance Guidelines (the "Guidelines") to establish a policy prohibiting the Board of Directors from adopting a stockholder rights plan, also known as a "poison pill," without prior stockholder approval, unless the plan provides that it will expire within 12 months of adoption absent ratification by the Company's stockholders prior to expiration. The complete text of the Guidelines is set forth on the Company's investor relations web site.

  •
  New Right of Stockholders to Amend Company Bylaws:  Effective February 13, 2015, the Company amended its bylaws to provide that the bylaws may be amended, altered, repealed or rescinded (a) by the Board of Directors or (b) by the stockholders, by the affirmative vote of a majority of all the votes entitled to be cast generally in the election of directors. The Board of Directors believes this change to the Company's bylaws further demonstrates the Company's commitment to accountability of corporate directors and officers.

  •
  Restrictions on Classifying Directors:  Effective April 2013, the Company filed articles supplementary to its charter to prohibit the directors of the Company from being divided into classes pursuant to Title 3, Subtitle 8 of the Maryland General Corporation Law (the "MGCL"). The prohibition on classification may not be repealed unless the repeal of such prohibition, or the classification of the directors pursuant to Section 3-803 of the MGCL, is approved by the affirmative vote of at least a majority of the votes cast on the matter by stockholders of the Company entitled to vote generally in the election of directors.

Compensation Philosophy and Objectives

        The Compensation Committee seeks to attract, motivate and retain Sunstone's executive officers through competitive compensation arrangements that the Compensation Committee believes, within appropriate risk parameters, provide strong financial incentives for the executive officers to maximize stockholder value.

        Our executive compensation program is weighed towards variable, rather than fixed, compensation. Specifically, the variable portion of our executive compensation program is designed to reward performance relative to financial and other metrics that we believe will result in favorable total stockholder returns, both in terms of absolute appreciation in the value of our shares, and in terms of relative performance as compared to our peers, taking into consideration our competitive position within the real estate industry and each executive's contributions to the Company. The Compensation Committee has also designed the compensation program to reward our executive officers at levels that the Compensation Committee believes to be competitive for companies in its industry, including in part as a result of the review of executive officer compensation levels at certain companies in a peer group, as identified below. We have not adopted any formal policies or guidelines for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among different forms of cash and non-cash compensation. We believe the metrics for both the annual cash incentive bonuses and equity incentive awards for our Named Executive Officers demonstrate stockholder-favorable compensation practices. Our focus with respect to compensation of our Named Executive Officers is generally aligned with performance relative to key growth metrics, including total stockholder return (or TSR), return on assets and growing our share of business in the markets in which we compete.

Implementation of our Compensation Philosophy and Objectives

Compensation Committee

        The Compensation Committee assists the Board of Directors in discharging the Board of Directors' responsibilities relating to compensation of our executive officers. It evaluates and recommends to the Board of Directors appropriate policies and decisions relative to executive officer benefits, bonus, incentive compensation, severance, equity-based and other compensation plans. It also oversees preparation of executive compensation disclosures for inclusion in our proxy statement and assists management in regulatory compliance with respect to compensation matters. As set forth above under "Committees of the Board of Directors," the current members of our Compensation Committee are Andrew Batinovich, Thomas A. Lewis, Jr., Douglas M. Pasquale and Lewis N. Wolff (though Mr. Wolff is not standing for re-election to our Board of Directors at the 2016 annual meeting of stockholders), each of whom is "independent" within the meaning of the listing standards of the NYSE, is a "non-employee director" within the meaning of Rule 16b-3 of the Exchange Act and is an "outside director" within the meaning of Section 162(m) of the Code.

        As described in more detail below, compensation for fiscal year 2015 for each of our Named Executive Officers was determined by the Compensation Committee based upon a review of the Company's performance, the individual performance of each Named Executive Officer, total compensation paid by the Company to each Named Executive Officer in prior years, and, in certain instances, taking into account certain peer group information provided by FPL. The Compensation Committee's analysis is discussed below in the context of each element and amount of compensation.

        The annual cash incentive bonus and equity incentive awards for a fiscal year are typically paid in the first quarter of the subsequent fiscal year, when audited financial statements for such fiscal year become available for the Company. For example, in February 2016, we paid the 2015 cash incentive bonuses and issued long-term equity incentive awards to the Named Executive Officers with respect to the Company's performance for fiscal year 2015.

Compensation Consultant

        To assist it in carrying out its responsibilities, the Compensation Committee is authorized to retain the services of independent compensation advisors for purposes of advice and consultation with respect to compensation of our executive officers. During fiscal year 2014, the Compensation Committee engaged FPL, which the Compensation Committee believes to be independent. The Compensation Committee has sole authority to retain or terminate FPL as the Compensation Committee's executive compensation consultant and to approve its fees and other terms of engagement. The Compensation Committee will consider, not less than annually, the independence of FPL and its other advisors and determine whether any related conflicts of interest require disclosure.

        In making certain compensation decisions in 2015, the Compensation Committee relied upon FPL's 2014 report to:

  •
  assist in the selection of a group of peer companies (based on, among other things, industry, size and geography);

  •
  provide information on compensation paid by peer companies to their executive officers;

  •
  advise on alternative structures, forms of compensation and allocation considerations; and

  •
  advise on appropriate levels of compensation.

        The 2014 FPL report was relied upon to make changes to executive officer compensation effective in the first quarter of 2015.

Peer Group Information

        The Compensation Committee uses comparison data from various companies in certain peer groups as a guide in its review and determination of base salaries, annual cash bonuses and restricted stock awards for its executive officers, including the Named Executive Officers. During 2014 and early 2015, the Compensation Committee reviewed peer group data to assist in its determination regarding compensation for our Named Executive Officers for 2015. The Compensation Committee evaluates our performance and determines whether the compensation elements and levels that we provide to our executive officers, including our Named Executive Officers, are generally appropriate relative to the compensation elements and levels provided to their counterparts at our peer companies, in light of our performance relative to our peers and in light of each executive officer's contribution to our performance.

        In 2014, the Compensation Committee, based on the information provided by FPL, determined the composition of our peer groups and the criteria and data used in compiling our peer group lists. The peer groups selected and used by the Compensation Committee are all public real estate companies and are divided into two groups: hotel REIT peers and size/geographic peers. Each peer group is discussed and identified below:

  •
  Hotel REIT Peer Group. This peer group consisted of ten public hospitality REITs that the Company and FPL consider to be the most relevant peer group against which to benchmark compensation for Named Executive Officers. This peer group had total capitalization ranging from approximately $1.9 billion to $19.7 billion (as of December 31, 2013).

  •
  Size/Geographic-Based Peer Group. This peer group consisted of 13 public real estate companies, three of which have corporate headquarters located within the State of California. This peer group focuses on a variety of asset classes and had total capitalization ranging from approximately $2.7 billion to $7.5 billion (as of December 31, 2013).

Hotel REIT Peer Group	Size/Geographic-Based Peer Group
Ashford Hospitality Trust, Inc.	Acadia Realty Trust
Chesapeake Lodging Trust	BioMed Realty Trust, Inc.
DiamondRock Hospitality Company	Camden Property Trust
FelCor Lodging Trust Incorporated	Choice Hotels International, Inc.
Hersha Hospitality Trust	Cousins Properties, Inc.
Host Hotels & Resorts, Inc.	DCT Industrial Trust, Inc.
LaSalle Hotel Properties	Douglas Emmett, Inc.
Pebblebrook Hotel Trust	Extra Space Storage, Inc.
RLJ Lodging Trust	FelCor Lodging Trust Incorporated
Strategic Hotels & Resorts, Inc.	Home Properties, Inc.
PS Business Parks, Inc.
Regency Centers Corporation
Strategic Hotels & Resorts, Inc.

        The peer group compensation analyses prepared by FPL in 2014 were utilized by our Compensation Committee for formal benchmarking with respect to our Named Executive Officer compensation for 2015.

        The 2014 FPL report noted the following: (a) based on the Company's top five paid executives for 2013 (as reported in the Company's 2014 proxy statement), Sunstone's pay on an absolute dollars basis across both a one- and three-year period fell in the lower quartile of the Hotel Peer Group, and ranked in between the 25th percentile and median compared to the Size/Geography Peer Group; (b) when comparing the total remuneration by total capitalization, Sunstone ranked at the 13th and 51st percentiles, respectively, of the Hotel and Size/Geography Peer Groups; and (c) while the Size/

Geography Peer Group is aligned with pay and performance, within the Hotel Peer Group there is an indication that, although Sunstone is larger than many of the peers, the pay lags the 25th percentile.

Management's Involvement in Compensation Decisions

        The Compensation Committee exercises independent discretion and judgment in making compensation decisions after evaluating the Company's performance, the executive's past performance, including the extent to which the executive has met or exceeded specified targets or affected the Company's performance, and the executive's long-term potential to enhance stockholder value. In connection with the executive compensation determination process, the Compensation Committee seeks input from the Company's CEO regarding the compensation of the Named Executive Officers other than the CEO. In addition, from time to time, the Compensation Committee will direct management to work with its consultant(s) in providing proposals, program design and compensation recommendations. The CEO does not provide recommendations for changes in his or her own compensation. Any proposed changes to CEO compensation are recommended to the Board of Directors by the Compensation Committee, and final deliberations and all votes regarding CEO compensation are made in executive sessions of the Board of Directors, without the CEO present. Only Compensation Committee members vote on recommendations to the full Board of Directors regarding changes in executive compensation.

Tax Considerations

  Section 162(m)

        Section 162(m) of the Code generally disallows a federal tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for our CEO and each of the other Named Executive Officers (other than our Chief Financial Officer), unless compensation is "qualified performance-based compensation" under Section 162(m). In approving the amount and form of compensation for our Named Executive Officers in the future, our Compensation Committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m) of the Code. However, our Compensation Committee may, in its judgment, and currently does, authorize compensation payments that are subject to deduction limitations under Section 162(m) of the Code.

  Section 409A of the Code

        Section 409A of the Code requires that "nonqualified deferred compensation" be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, we design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our Named Executive Officers, in a manner intended either to be exempt from, or to satisfy the requirements of, Section 409A.

  Section 280G of the Code

        Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Code imposes a 20 percent penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation.

Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive's prior compensation. In approving the compensation arrangements for our Named Executive Officers, our Compensation Committee considers all elements of the cost to our Company of providing such compensation, including the potential impact of Section 280G. However, our Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent. No Named Executive Officer is entitled to any tax gross-up payments in the event that any excise taxes are imposed on parachute payments.

  Accounting Standards

        Accounting Standards Codification Topic 718, Compensation—Stock Compensation (referred to as ASC Topic 718), requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, restricted stock units and performance units under our equity incentive award plan are accounted for under ASC Topic 718. Our Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Elements of Named Executive Officer Compensation

        We use a portfolio of pay components to accomplish our compensation philosophy and objectives discussed above. Our executive compensation program consists of the following components:

  •
  Annual Base Salary—fixed base pay that reflects each executive's position and individual performance.

  •
  Annual Cash Incentive Bonuses—variable cash awards based on performance and responsibility level to compensate each executive officer for achieving our annual stockholder return and other corporate goals, and implementing our long-term plans and strategies.

  •
  Annual Equity Incentive Awards—variable equity awards also granted based on such performance and responsibility levels and designed to foster retention and align the executive officer's interests with the long- term interests of our stockholders.

  •
  Perquisites—perquisites which we believe are consistent with industry practices in comparable REITs, as well as broad-based employee benefits such as medical, dental, vision, life insurance and disability coverage.

Annual Base Salary

        The annual base salary component of an executive officer's compensation is intended to provide a reasonable standard of living and a base wage at levels believed by the Compensation Committee to be competitive. The Compensation Committee reviews base salaries annually, but base salaries are not automatically increased pursuant to pre-determined formulas or otherwise and may not be increased if, among other things, the Compensation Committee believes that other elements of compensation are more appropriate in light of the Company's stated objectives or that increases are not appropriate for other reasons. This strategy is consistent with the Company's primary goal of offering compensation that is intended to incentivize an executive officer to seek to maximize stockholder returns and that is contingent on the achievement of performance objectives. Each executive officer's base salary serves as the base amount for determining annual cash and equity incentive award opportunities, which are calculated as percentages of such executive's base salary.

        The base salary of each of our executive officers is based on the review of the Compensation Committee described above and the following:

  •
  an assessment of the scope of the executive officer's responsibilities and leadership;

  •
  the executive officer's expertise and experience within the industry;

  •
  the Company's overall financial and business performance; and

  •
  the executive officer's contributions to the Company.

        This determination is not formulaic and is not based on specific Company or individual performance targets objectives, but rather is subjective and made in light of our compensation philosophy and objectives described above. The following is a discussion of the base salary determinations for each of our Named Executive Officers, all of which were increased in February 2015 based, in part, upon the analyses prepared by FPL in 2014.

        John V. Arabia.    Effective January 1, 2014, Mr. Arabia's base salary was $423,300. Effective February 13, 2015, in connection with his promotion to CEO, Mr. Arabia's base salary was increased to $700,000, representing an increase of approximately 65%; and effective February 18, 2016, his base salary for 2016 was increased to $750,000, representing an increase of approximately 7%.

        Bryan A. Giglia.    Effective January 1, 2014, Mr. Giglia's base salary was $331,500. Effective February 13, 2015, his base salary was increased to $420,000, representing an increase of approximately 27%; and effective February 18, 2016, his base salary for 2016 was increased to $430,000, representing an increase of approximately 2%.

        Marc A. Hoffman.    Effective January 1, 2014, Mr. Hoffman's base salary was $413,100. Effective February 13, 2015, his base salary was increased to $510,000, representing an increase of approximately 23%; and effective February 18, 2016, his base salary for 2016 was increased to $520,000, representing an increase of approximately 2%.

        Robert C. Springer.    Effective January 1, 2014, Mr. Springer's base salary was $316,200. Effective February 13, 2015, his base salary was increased to $385,000, representing an increase of approximately 22%; and effective February 18, 2016, his base salary for 2016 was increased to $395,000, representing an increase of approximately 3%.

Annual Cash Incentive Bonuses and Annual Equity Incentive Awards

        We use annual cash incentive bonus and annual equity incentive awards to further motivate executive officers by establishing relationships between the bonuses and awards, on the one hand, and the performance of the Company and the executive officer on the other. All of our executive officers are eligible to participate in the Executive Incentive Plan, which is described below and which provides for both annual cash incentive bonuses and the annual equity incentive awards. We believe that tying our executive officers' cash bonus and long-term equity compensation to the quantitative metrics discussed below provides a strong financial incentive to maximize stockholder value.

        The annual cash incentive bonus and equity incentive awards granted under the Executive Incentive Plan are intended to compensate our executive officers for achieving our annual financial goals at both the corporate and hotel asset levels and for implementing long-term plans and strategies and achieving individual goals. The annual cash incentive bonus and annual equity incentive award programs are based on performance and responsibility level rather than on the basis of seniority, tenure or other entitlement. Each year, the Compensation Committee establishes performance-based criteria, both corporate and individual, for each Named Executive Officer, and the level of achievement of those criteria determines the size of the annual bonuses and awards made to the Named Executive Officer in the next calendar year. This performance-based program is intended to encourage our executive officers, including our Named Executive Officers, to continually improve their capabilities to enhance performance and deliver positive business results.

        The annual equity incentive awards are also intended to encourage ownership, foster retention through post-grant vesting schedules and align the executive officers' interests with the long-term interests of our stockholders. Historically, we have used restricted stock awards that are granted based on achievement of pre-established performance goals and generally vest over a three-year period following grant. We use restricted stock for these awards in order to confer the full value of the equity because these awards are granted in respect of prior attainment of performance objectives, but we subject these awards to three-year vesting to provide retention and integrity incentives (subject to accelerated vesting in certain circumstances, as discussed below in the table "—Potential Payments Upon Termination or Change in Control"). Because the awards are only granted if certain performance criteria are met, we generally do not utilize additional performance-based criteria in connection with the vesting of these awards.

        As described further below, the Compensation Committee sets the target annual cash incentive bonus and equity incentive award levels for each Named Executive Officer based on the achievement of objective corporate performance criteria as well as subjective individual performance criteria. The amounts of the awards are set at levels intended to provide the executives with a significant incentive to enhance stockholder value. Accordingly, as discussed below, the target annual incentive cash bonus and target annual equity incentive award for each executive officer are set at levels that represent a significant percentage of such officer's overall compensation arrangements.

Criteria and Metrics for 2015 Incentive Compensation

        In the first quarter of 2015, the Compensation Committee established quantitative and qualitative performance measures for both the annual cash incentive bonuses and the annual equity incentive awards for our Named Executive Officers. For Messrs. Arabia and Hoffman, 85% of each of the potential annual cash incentive bonus and the annual equity incentive award opportunity was based upon the achievement of the Eleven Goals (discussed below) and the remaining 15% was based upon achievement of individual goals (discussed below); and for Messrs. Giglia and Springer, 75% of each of the potential annual cash incentive bonus and the annual equity incentive award opportunity was based upon the achievement of the Eleven Goals and the remaining 25% was based upon achievement of individual goals. The relative weighting of the Eleven Goals and individual goals established by the Compensation Committee for each of our Named Executive Officers reflects its analysis of the appropriate amount of emphasis to place on both objective corporate and subjective individual goals, and not any pre-determined formula or methodology. The Compensation Committee may, at its discretion, adjust criteria to account for significant intra-year transactions and circumstances.

        The Compensation Committee determined that the amounts of the bonuses and awards to each Named Executive Officer would, either in part or in whole, be based on the achievement of the following eleven goals, each weighted as described (with the ranges representing variation in weighting among our Named Executive Officers as opposed to a range for each Named Executive Officer): (1) 6.25-7.08% based on relative total stockholder return from the last trading day in 2014 through the last trading day in 2015; (2) 6.25-7.08% based on relative total stockholder return from the last trading day in 2012 through the last trading day in 2015; (3) 6.25-7.08% based on relative total stockholder return from the last trading day in 2010 through the last trading day in 2015; (4) 6.25-7.08% based on absolute total stockholder return from the last trading day in 2014 through the last trading day in 2015; (5) 6.25-7.08% based on absolute total stockholder return from the last trading day in 2012 through the last trading day in 2015; (6) 6.25-7.08% based on absolute total stockholder return from the last trading day in 2010 through the last trading day in 2015; (7) 15.00-17.00% based on adjusted funds from operations per share of common stock; (8) 7.50-8.50% based on improvement to the Company's leverage profile; (9) 3.75-4.25% based on return on assets; (10) 7.50-8.50% based on improvement to the Company's fixed charge coverage ratio; and (11) 3.75-4.25% based on growth to revenue per available room, or RevPAR (collectively, the "Eleven Goals"). Each of the Eleven Goals is further discussed below.

        For each of the Eleven Goals, the Compensation Committee established four achievement levels—"Threshold," "Target," "High" and "Superior," and for each achievement level, a corresponding multiple for base salary for each Named Executive Officer. For any of the components, the amount granted to the applicable Named Executive Officer was the product of (a) his base salary, (b) the weighting for that component, (c) the multiple corresponding to the level of achievement and (d) the Compensation Committee's subjective assessment as to whether the Named Executive Officer's performance warranted an increase or decrease from the target levels.

        Relative Total Stockholder Return.    Relative total stockholder return, or RTSR, was measured in one, three and five year periods ending on the last trading day in 2015. We calculated RTSR as the increase (or decrease) in the price of the Company's common stock on the NYSE as of the last trading day in 2015 over the price of the Company's common stock on the NYSE as of the last trading day in 2014, the last trading day in 2012 and the last trading day in 2010, plus dividends paid on the Company's common stock during the applicable period, relative to an equally-weighted total stockholder return index consisting of Host Hotels & Resorts, Inc., DiamondRock Hospitality Company and LaSalle Hotel Properties. The Compensation Committee determined that for fiscal year 2015, the range for each of the RTSR components should be as follows: "Threshold" equates to 90.00% RTSR; "Target" equates to 100.00% RTSR; "High" equates to 110.00% RTSR; and "Superior" equates to 120.00% RTSR. For fiscal year 2015, the Company's RTSR for the one, three and five year periods ending on the last trading day in 2015, calculated in accordance with the foregoing, were approximately 169.70%, 255.00% and 1,625.40%, respectively. This resulted in the funding of each of the one-, three- and five-year RTSR components at the Superior level for each of the Named Executive Officers, as shown in the table below.

        Absolute Total Stockholder Return.    Absolute total stockholder return, or ATSR, was measured in one, three and five year periods ending on the last trading day in 2015. We calculated ATSR as the increase (or decrease) in the price of the Company's common stock on the NYSE as of the last trading day in 2015 over the price of the Company's common stock on the NYSE as of the last trading day in 2014, the last trading day in 2012 and the last trading day in 2010, plus dividends paid on the Company's common stock during the applicable period. The closing price of the Company's common stock on the NYSE was $10.33, $10.71, $16.51 and $12.49 on December 31, 2010, December 31, 2012, December 31, 2014 and December 31, 2015, respectively. The Compensation Committee determined that for fiscal year 2015, the range for each of the ATSR components should be as follows: "Threshold" equates to 8.00% ATSR; "Target" equates to 10.00% ATSR; "High" equates to 12.00% ATSR; and "Superior" equates to 14.00% ATSR. For fiscal year 2015, the Company's ATSR for the one, three and five year periods ending on the last trading day in 2015, calculated in accordance with the foregoing, were approximately –15.90%, 10.50% and 6.90%, respectively. This resulted in no funding of the one- and five-year ASTR components, and funding of the three-year component at approximately the Target level for each of the Named Executive Officers, as shown in the table below.

        Adjusted Funds From Operations Per Share.    The primary objective of the adjusted funds from operations, or FFO, per share component was to measure management's ability to oversee the financial performance of the Company. We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to preferred stock dividends, noncontrolling interests and specified non-cash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO conforms to the National Association of Real Estate Investment Trusts' ("NAREIT") definition of "FFO applicable to common shares." This may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. We also present "Adjusted FFO" attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies. We adjust FFO for the following items, which may occur in any period, and refer to this measure as Adjusted FFO attributable to common stockholders: amortization of favorable and unfavorable contracts; non-cash ground rent adjustments; gains or losses from debt transactions; acquisition costs; non-real estate impairment losses; noncontrolling interest adjustments; and any other adjustments identified in our filings with the SEC.

        The Compensation Committee determined that for fiscal year 2015, the range for the Adjusted FFO per share component should be as follows: "Threshold" equates to $1.21 per share; "Target" equates to $1.24 per share; "High" equates to $1.30 per share; and "Superior" equates to $1.33 per share. For fiscal year 2015, the Company's Adjusted FFO per share, calculated in accordance with the foregoing, was $1.31. This resulted in the funding of the Adjusted FFO per share component at approximately the High level for each of the Named Executive Officers, as shown in the table below.

        Net Debt + Preferred Equity/Adjusted EBITDA.    The primary objective of this component was to measure improvement to the Company's progress against its credit objectives. The ratio was calculated as the ratio of the Company's total net debt and preferred equity to the Company's reported Adjusted EBITDA for fiscal year 2015. This component was calculated by dividing the Company's net indebtedness plus preferred equity by the Company's reported 2015 Adjusted EBITDA, such that (a) the sum of (i) total outstanding consolidated indebtedness less all cash and (ii) total outstanding preferred stock, was divided by (b) Adjusted EBITDA reported for fiscal year 2015, adjusted to reflect the full-year effect of any intra-year acquisitions or dispositions. The Compensation Committee determined that for fiscal year 2015, the range for the sum of the Net Debt + Preferred Equity divided by the Adjusted EBITDA component should be as follows: "Threshold" equates to 3.74x leverage; "Target" equates to 3.64x leverage; "High" equates to 3.44x leverage; and "Superior" equates to 3.34x leverage or less. For fiscal year 2015, the ratio of the Company's net debt and preferred equity to the Company's reported Adjusted EBITDA (calculated in accordance with the foregoing) improved to 2.41x leverage. This resulted in the funding of the Net Debt + Preferred Equity/Adjusted EBITDA component at the Superior level for each of the Named Executive Officers.

        Return on Assets.    The primary objective of the return on assets component was to measure the financial performance of the Company's gross investment in hotels, joint ventures and related businesses owned for the entire subject year. Any intra-year acquisitions or dispositions are excluded from the calculation. Return on assets is calculated as In Place EBITDA/In Place Assets, where:

  •
  In Place EBITDA is equal to the sum of all corporate earnings before interest, taxes, depreciation and amortization, or EBITDA, from hotels owned for the entire subject year, joint venture interests and other related businesses, and excludes corporate overhead and interest income, but includes any performance guaranty payments; and

  •
  In Place Assets is equal to the gross investment in hotel properties, joint ventures and other related businesses (in service and before depreciation) as of December 31 of the preceding year and owned for the entire subject year.

        The Compensation Committee determined that for fiscal year 2015, the range for the return on assets component should be as follows: "Threshold" equates to 8.00% return on assets; "Target" equates to 8.10% return on assets; "High" equates to 8.30% return on assets; and "Superior" equates to 8.40% return on assets. For fiscal year 2015, the Company's return on assets, calculated in accordance with the foregoing, was determined to be 8.60%. This resulted in the funding of the return on assets component at the Superior level for each of the Named Executive Officers.

        Fixed Charge Coverage Ratio.    The primary objective of this component was to measure the Company's progress against its credit objectives during 2015. This component was calculated by dividing the Company's reported 2015 Adjusted EBITDA (less contractual reserve amounts for furniture, fixtures and equipment) by the Company's reported 2015 fixed expenses. The Compensation Committee determined that for fiscal year 2015, the range for the fixed charge coverage ratio component should be as follows: "Threshold" equates to 2.86x coverage; "Target" equates to 2.96x coverage; "High" equates to 3.16x coverage; and "Superior" equates to 3.26x coverage or more. For fiscal year 2015, the Company's fixed charge coverage ratio, calculated in accordance with the foregoing, improved to 3.28x coverage. This resulted in the funding of the fixed charge coverage ratio component at the Superior level for each of the Named Executive Officers.

        RevPAR Growth.    The primary objective of this component was to measure the Company's property-level revenue growth per available room, or RevPAR, in 2015 as compared to 2014. The Compensation Committee determined that for fiscal year 2015, the range for RevPAR growth should be as follows: "Threshold" equates to an increase to RevPAR of 4.00%; "Target" equates to an increase to RevPAR of 5.00%; "High" equates to an increase to RevPAR of 6.00%; and "Superior" equates to an increase to RevPAR of 7.00%. For fiscal year 2015, the Company's RevPAR growth was 5.90%. This resulted in the funding of the RevPAR growth component at approximately the High level for each of the Named Executive Officers.

        Individual Performance.    The primary objective of this component was to drive individual performance and to ensure accountability with respect to individual performance throughout the calendar year. Each of the Named Executive Officers had individualized goals for 2015. Messrs. Arabia was responsible for achievement of certain corporate, financial, strategic and operational objectives, including overall execution of the Company's business plan. Mr. Giglia's goals included further reducing the Company's weighted average cost of capital and addressing the Company's near term debt maturities. Mr. Hoffman's goals consisted of continuing to executing on plans to maximize the long-term value of each Company hotel property through proactive oversight of hotel operations and by facilitating the execution of well-timed and value-enhancing renovations. Mr. Springer's goals generally included the implementation of the Company's portfolio management objectives, including enhancing the Company's portfolio quality through well-timed, attractively priced acquisitions and dispositions.

        In determining the Threshold, Target, High and Superior achievement levels for individual performance, while the Compensation Committee considered information previously provided and recommendations made by FPL, the Compensation Committee's determination of these amounts reflected its subjective analysis of the amounts required to appropriately incentivize achievement of the relevant corporate and individual goals.

        The Compensation Committee set targets for the above individual goals such that, as determined by the Compensation Committee, the "Threshold" represents performance at a satisfactory level, the "Target" represents the achievement of a majority of individual annual goals, the "High" represents the achievement of all individual annual goals and the "Superior" represents the achievement of all annual goals and general performance at a level above expectation.

        The Compensation Committee determined that the Named Executive Officers' performance relative to individual goals ranged between the High and Superior levels for 2015.

        The following is a tabular presentation of the foregoing performance criteria and related achievement levels as determined by the Compensation Committee with regard to the Named

Executive Officers as a group (individualized score cards for each Named Executive Officer follow below):

Performance Measures	Weight	Threshold	Target	High	Superior	Actual
Relative Total Stockholder Return (1 year)	6.25 - 7.08%	90.0%	100.0%	110.0%	120.0%	169.70%
Relative Total Stockholder Return (3 year)	6.25 - 7.08%	90.0%	100.0%	110.0%	120.0%	255.00%
Relative Total Stockholder Return (5 year)	6.25 - 7.08%	90.0%	100.0%	110.0%	120.0%	1,625.40%
Absolute Total Stockholder Return (1 year)	6.25 - 7.08%	8.0%	10.0%	12.0%	14.0%	–15.90%
Absolute Total Stockholder Return (3 year)	6.25 - 7.08%	8.0%	10.0%	12.0%	14.0%	10.50%
Absolute Total Stockholder Return (5 year)	6.25 - 7.08%	8.0%	10.0%	12.0%	14.0%	6.90%
Adjusted FFO Per Share	15.00 - 17.00%	$1.21	$1.24	$1.30	$1.33	$1.31
Net Debt + Preferred Equity/Adjusted EBITDA	7.50 - 8.50%	3.74x	3.64x	3.44x	3.34x	2.41x
Return on Assets	3.75 - 4.25%	8.00%	8.10%	8.30%	8.40%	8.60%
Fixed Charge Coverage Ratio	7.50 - 8.50%	2.86x	2.96x	3.16x	3.26x	3.28x
RevPAR Growth	3.75 - 4.25%	4.00%	5.00%	6.00%	7.00%	5.90%
Individual Performance	15.00 - 25.00%	(1)	(1)	(1)	(1)	(1)

(1)
Determined on an individual basis. See above for a description of the individual goals for Messrs. Arabia, Giglia, Hoffman and Springer for fiscal year 2015.

        2015 Awards.    To determine the actual incentive awards payable to each Named Executive Officer, in February 2016, the Compensation Committee reviewed and assessed the performance of the Company and each Named Executive Officer in comparison to the subjective and objective performance measures established in 2015 and described above. The Compensation Committee determined the extent to which each of the various objective and subjective performance measures was achieved and decided whether the incentive compensation for each performance measure should be funded and, if so, the level of funding. No bonus was awarded with respect to any component if performance for such component was below Threshold, and results were interpolated between the levels of Threshold, Target, High and Superior.

Cash Incentive Bonuses

        The following tables detail the actual calculation of the cash incentive bonus with respect to fiscal year 2015 for each Named Executive Officer (percentages are rounded to the nearest hundredth and dollar values to the nearest whole dollar). Due to Mr. Cruse's termination of employment in January 2015, Mr. Cruse is not included below.

	Achievement	Weighting		Threshold(1)	Target(1)	High(1)	Superior(1)		Percentage of Base Salary		Base Salary ($)		Cash Bonus ($)
John V. Arabia				100%	150%	225%	275%
				$(700,000)	$(1,050,000)	$(1,575,000)	$(1,925,000)

Relative Total Stockholder Return (1 year)	Superior	7.08%	x				275.00%	=	19.48%	x	700,000	=	136,354
Relative Total Stockholder Return (3 year)	Superior	7.08%	x				275.00%	=	19.48%	x	700,000	=	136,354
Relative Total Stockholder Return (5 year)	Superior	7.08%	x				275.00%	=	19.48%	x	700,000	=	136,354
Absolute Total Stockholder Return (1 year)	—	7.08%	x					=	0.00%	x	700,000	=	—
Absolute Total Stockholder Return (3 year)	Target	7.08%	x		168.32%			=	11.92%	x	700,000	=	83,458
Absolute Total Stockholder Return (5 year)	—	7.08%	x					=	0.00%	x	700,000	=	—
Adjusted FFO Per Share	High	17.00%	x			241.67%		=	41.08%	x	700,000	=	287,583
Net Debt + Preferred Equity/Adjusted EBITDA	Superior	8.50%	x				275.00%	=	23.38%	x	700,000	=	163,625
Return on Assets	Superior	4.25%	x				275.00%	=	11.69%	x	700,000	=	81,813
Fixed Charge Coverage Ratio	Superior	8.50%	x				275.00%	=	23.38%	x	700,000	=	163,625
RevPAR Growth	High	4.25%	x			217.50%		=	9.24%	x	700,000	=	64,706
Individual Performance	Superior	15.00%	x				275.00%	=	41.25%	x	700,000	=	288,750

													$1,542,623

	Achievement	Weighting		Threshold(1)	Target(1)	High(1)	Superior(1)		Percentage of Base Salary		Base Salary ($)		Cash Bonus ($)
Bryan A. Giglia				60%	80%	125%	150%
				$(252,000)	$(336,000)	$(525,000)	$(630,000)

Relative Total Stockholder Return (1 year)	Superior	6.25%	x				150.00%	=	9.37%	x	420,000	=	39,375
Relative Total Stockholder Return (3 year)	Superior	6.25%	x				150.00%	=	9.37%	x	420,000	=	39,375
Relative Total Stockholder Return (5 year)	Superior	6.25%	x				150.00%	=	9.37%	x	420,000	=	39,375
Absolute Total Stockholder Return (1 year)	—	6.25%	x					=	0.00%	x	420,000	=	—
Absolute Total Stockholder Return (3 year)	Target	6.25%	x		90.99%			=	5.69%	x	420,000	=	23,885
Absolute Total Stockholder Return (5 year)	—	6.25%	x					=	0.00%	x	420,000	=	—
Adjusted FFO Per Share	High	15.00%	x			133.33%		=	20.00%	x	420,000	=	84,000
Net Debt + Preferred Equity/Adjusted EBITDA	Superior	7.50%	x				150.00%	=	11.25%	x	420,000	=	47,250
Return on Assets	Superior	3.75%	x				150.00%	=	5.63%	x	420,000	=	23,625
Fixed Charge Coverage Ratio	Superior	7.50%	x				150.00%	=	11.25%	x	420,000	=	47,250
RevPAR Growth	High	3.75%	x			120.50%		=	4.52%	x	420,000	=	18,979
Individual Performance	Superior	25.00%	x				150.00%	=	37.50%	x	420,000	=	157,500

													$520,614

	Achievement	Weighting		Threshold(1)	Target(1)	High(1)	Superior(1)		Percentage of Base Salary		Base Salary ($)		Cash Bonus ($)
Marc A. Hoffman				75%	100%	150%	175%
				$(382,500)	$(510,000)	$(765,000)	$(892,500)

Relative Total Stockholder Return (1 year)	Superior	7.08%	x				175.00%	=	12.40%	x	510,000	=	63,219
Relative Total Stockholder Return (3 year)	Superior	7.08%	x				175.00%	=	12.40%	x	510,000	=	63,219
Relative Total Stockholder Return (5 year)	Superior	7.08%	x				175.00%	=	12.40%	x	510,000	=	63,219
Absolute Total Stockholder Return (1 year)	—	7.08%	x					=	0.00%	x	510,000	=	—
Absolute Total Stockholder Return (3 year)	Target	7.08%	x		112.21%			=	7.95%	x	510,000	=	40,537
Absolute Total Stockholder Return (5 year)	—	7.08%	x					=	0.00%	x	510,000	=	—
Adjusted FFO Per Share	High	17.00%	x			158.33%		=	26.92%	x	510,000	=	137,275
Net Debt + Preferred Equity/Adjusted EBITDA	Superior	8.50%	x				175.00%	=	14.88%	x	510,000	=	75,863
Return on Assets	Superior	4.25%	x				175.00%	=	7.44%	x	510,000	=	37,931
Fixed Charge Coverage Ratio	Superior	8.50%	x				175.00%	=	14.88%	x	510,000	=	75,863
RevPAR Growth	High	4.25%	x			145.00%		=	6.16%	x	510,000	=	31,429
Individual Performance	High	15.00%	x			150.00%		=	22.50%	x	510,000	=	114,750

													$703,303

	Achievement	Weighting		Threshold(1)	Target(1)	High(1)	Superior(1)		Percentage of Base Salary		Base Salary ($)		Cash Bonus ($)
Robert C. Springer				60%	80%	125%	150%
				$(231,000)	$(308,000)	$(481,250)	$(577,500)

Relative Total Stockholder Return (1 year)	Superior	6.25%	x				150.00%	=	9.37%	x	385,000	=	36,094
Relative Total Stockholder Return (3 year)	Superior	6.25%	x				150.00%	=	9.37%	x	385,000	=	36,094
Relative Total Stockholder Return (5 year)	Superior	6.25%	x				150.00%	=	9.37%	x	385,000	=	36,094
Absolute Total Stockholder Return (1 year)	—	6.25%	x					=	0.00%	x	385,000	=	—
Absolute Total Stockholder Return (3 year)	Target	6.25%	x		90.99%			=	5.69%	x	385,000	=	21,895
Absolute Total Stockholder Return (5 year)	—	6.25%	x					=	0.00%	x	385,000	=	—
Adjusted FFO Per Share	High	15.00%	x			133.33%		=	20.00%	x	385,000	=	77,000
Net Debt + Preferred Equity/Adjusted EBITDA	Superior	7.50%	x				150.00%	=	11.25%	x	385,000	=	43,313
Return on Assets	Superior	3.75%	x				150.00%	=	5.63%	x	385,000	=	21,656
Fixed Charge Coverage Ratio	Superior	7.50%	x				150.00%	=	11.25%	x	385,000	=	43,313
RevPAR Growth	High	3.75%	x			120.50%		=	4.52%	x	385,000	=	17,397
Individual Performance	Superior	25.00%	x				150.00%	=	37.50%	x	385,000	=	144,375

													$477,230

(1)
The Threshold, Target, High and Superior percentages are percentages of 2015 base salary.

Equity Incentive Awards

        The following tables detail the actual calculation of the equity incentive award with respect to fiscal year 2015 for each Named Executive Officer (percentages are rounded to the nearest hundredth and dollar values to the nearest whole dollar). Due to Mr. Cruse's termination of employment in January 2015, Mr. Cruse is not included below.

	Achievement	Weighting		Threshold(1)	Target(1)	High(1)	Superior(1)		Percentage of Base Salary		Base Salary ($)		Equity Incentive Award ($)(2)
John V. Arabia				150%	275%	325%	425%
				$(1,050,000)	$(1,925,000)	$(2,275,000)	$(2,975,000)

Relative Total Stockholder Return (1 year)	Superior	7.08%	x				425.00%	=	30.10%	x	700,000	=	210,729
Relative Total Stockholder Return (3 year)	Superior	7.08%	x				425.00%	=	30.10%	x	700,000	=	210,729
Relative Total Stockholder Return (5 year)	Superior	7.08%	x				425.00%	=	30.10%	x	700,000	=	210,729
Absolute Total Stockholder Return (1 year)	—	7.08%	x					=	0.00%	x	700,000	=	—
Absolute Total Stockholder Return (3 year)	Target	7.08%	x		287.21%			=	20.34%	x	700,000	=	142,410
Absolute Total Stockholder Return (5 year)	—	7.08%	x					=	0.00%	x	700,000	=	—
Adjusted FFO Per Share	High	17.00%	x			358.33%		=	60.92%	x	700,000	=	426,417
Net Debt + Preferred Equity/Adjusted EBITDA	Superior	8.50%	x				425.00%	=	36.13%	x	700,000	=	252,875
Return on Assets	Superior	4.25%	x				425.00%	=	18.06%	x	700,000	=	126,438
Fixed Charge Coverage Ratio	Superior	8.50%	x				425.00%	=	36.13%	x	700,000	=	252,875
RevPAR Growth	High	4.25%	x			320.00%		=	13.60%	x	700,000	=	95,200
Individual Performance	Superior	15.00%	x				425.00%	=	63.75%	x	700,000	=	446,250

													$2,374,651

	Achievement	Weighting		Threshold(1)	Target(1)	High(1)	Superior(1)		Percentage of Base Salary		Base Salary ($)		Equity Incentive Award ($)(2)
Bryan A. Giglia				120%	175%	200%	250%
				$(504,000)	$(735,000)	$(840,000)	$(1,050,000)

Relative Total Stockholder Return (1 year)	Superior	6.25%	x				250.00%	=	15.62%	x	420,000	=	65,625
Relative Total Stockholder Return (3 year)	Superior	6.25%	x				250.00%	=	15.62%	x	420,000	=	65,625
Relative Total Stockholder Return (5 year)	Superior	6.25%	x				250.00%	=	15.62%	x	420,000	=	65,625
Absolute Total Stockholder Return (1 year)	—	6.25%	x					=	0.00%	x	420,000	=	—
Absolute Total Stockholder Return (3 year)	Target	6.25%	x		181.11%			=	11.32%	x	420,000	=	47,540
Absolute Total Stockholder Return (5 year)	—	6.25%	x					=	0.00%	x	420,000	=	—
Adjusted FFO Per Share	High	15.00%	x			216.67%		=	32.50%	x	420,000	=	136,500
Net Debt + Preferred Equity/Adjusted EBITDA	Superior	7.50%	x				250.00%	=	18.75%	x	420,000	=	78,750
Return on Assets	Superior	3.75%	x				250.00%	=	9.38%	x	420,000	=	39,375
Fixed Charge Coverage Ratio	Superior	7.50%	x				250.00%	=	18.75%	x	420,000	=	78,750
RevPAR Growth	High	3.75%	x			197.50%		=	7.41%	x	420,000	=	31,106
Individual Performance	Superior	25.00%	x				250.00%	=	62.50%	x	420,000	=	262,500

													$871,397

	Achievement	Weighting		Threshold(1)	Target(1)	High(1)	Superior(1)		Percentage of Base Salary		Base Salary ($)		Equity Incentive Award ($)(2)
Marc A. Hoffman				150%	200%	250%	300%
				$(765,000)	$(1,020,000)	$(1,275,000)	$(1,530,000)

Relative Total Stockholder Return (1 year)	Superior	7.08%	x				300.00%	=	21.25%	x	510,000	=	108,375
Relative Total Stockholder Return (3 year)	Superior	7.08%	x				300.00%	=	21.25%	x	510,000	=	108,375
Relative Total Stockholder Return (5 year)	Superior	7.08%	x				300.00%	=	21.25%	x	510,000	=	108,375
Absolute Total Stockholder Return (1 year)	—	7.08%	x					=	0.00%	x	510,000	=	—
Absolute Total Stockholder Return (3 year)	Target	7.08%	x		212.21%			=	15.03%	x	510,000	=	76,662
Absolute Total Stockholder Return (5 year)	—	7.08%	x					=	0.00%	x	510,000	=	—
Adjusted FFO Per Share	High	17.00%	x			266.67%		=	45.33%	x	510,000	=	231,200
Net Debt + Preferred Equity/Adjusted EBITDA	Superior	8.50%	x				300.00%	=	25.50%	x	510,000	=	130,050
Return on Assets	Superior	4.25%	x				300.00%	=	12.75%	x	510,000	=	65,025
Fixed Charge Coverage Ratio	Superior	8.50%	x				300.00%	=	25.50%	x	510,000	=	130,050
RevPAR Growth	High	4.25%	x			245.00%		=	10.41%	x	510,000	=	53,104
Individual Performance	High	15.00%	x			250.00%		=	37.50%	x	510,000	=	191,250

													$1,202,466

	Achievement	Weighting		Threshold(1)	Target(1)	High(1)	Superior(1)		Percentage of Base Salary		Base Salary ($)		Equity Incentive Award ($)(2)
Robert C. Springer				120%	175%	200%	250%
				$(462,000)	$(673,750)	$(770,000)	$(962,500)

Relative Total Stockholder Return (1 year)	Superior	6.25%	x				250.00%	=	15.62%	x	385,000	=	60,156
Relative Total Stockholder Return (3 year)	Superior	6.25%	x				250.00%	=	15.62%	x	385,000	=	60,156
Relative Total Stockholder Return (5 year)	Superior	6.25%	x				250.00%	=	15.62%	x	385,000	=	60,156
Absolute Total Stockholder Return (1 year)	—	6.25%	x					=	0.00%	x	385,000	=	—
Absolute Total Stockholder Return (3 year)	Target	6.25%	x		181.11%			=	11.32%	x	385,000	=	43,579
Absolute Total Stockholder Return (5 year)	—	6.25%	x					=	0.00%	x	385,000	=	—
Adjusted FFO Per Share	High	15.00%	x			216.67%		=	32.50%	x	385,000	=	125,125
Net Debt + Preferred Equity/Adjusted EBITDA	Superior	7.50%	x				250.00%	=	18.75%	x	385,000	=	72,188
Return on Assets	Superior	3.75%	x				250.00%	=	9.38%	x	385,000	=	36,094
Fixed Charge Coverage Ratio	Superior	7.50%	x				250.00%	=	18.75%	x	385,000	=	72,188
RevPAR Growth	High	3.75%	x			197.50%		=	7.41%	x	385,000	=	28,514
Individual Performance	Superior	25.00%	x				250.00%	=	62.50%	x	385,000	=	240,625

													$798,780

(1)
The Threshold, Target, High and Superior percentages are percentages of 2015 base salary.

(2)
To determine the number of restricted shares granted to each Named Executive Officer, the applicable total dollar amount was divided by the average closing price of the Company's stock over the 20 trading days ending three trading days prior to the grant date. Accordingly, based on a grant date of February 18, 2016 and the average closing price of the Company's common stock over the 20 trading days ending three trading days prior to such date (which average price was $11.22), Messrs. Arabia, Giglia, Hoffman and Springer were granted 211,644, 77,665, 107,172 and 71,193 shares of restricted common stock, respectively.

        The tables above also reflect that the Compensation Committee's allocation between cash and equity incentive compensation was designed to award more than half of each Named Executive Officer's annual incentive compensation in equity to further the objectives of fostering executive ownership and the alignment of each executive's interests with those of stockholders. The incentive compensation program for 2015 was entirely based on the applicable executive's performance in 2015, and therefore, the Compensation Committee did not consider the amounts realizable from prior equity grants or cash bonus awards in determining the above incentive compensation awards. The equity incentive awards for 2015 were in the form of shares of restricted stock issued under the Company's 2004 Long-Term Inventive Plan (or LTIP) and were granted on February 18, 2016. One-third of the number of shares granted will vest on each of February 18, 2017, 2018 and 2019, subject to continued employment, the applicable terms of the LTIP and/or the Named Executive Officer's employment or change in control agreement (including accelerated vesting in certain circumstances, as discussed below in the table "—Potential Payments Upon Termination or Change in Control").

        Adjustment or Recovery of Awards.    The Company has not adopted a formal policy or any employment agreement provisions that enable recovery, or "clawback," of incentive awards in the event of misstated or restated financial results. However, Section 304 of the Sarbanes-Oxley Act of 2002 does require the recovery of incentive awards in certain circumstances. If the Company is required to restate its financials due to material noncompliance with any financial reporting requirements as a result of misconduct, the CEO and the CFO shall reimburse the Company for (1) any bonus or other incentive-or equity-based compensation received during the 12 months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of securities of the Company during those 12 months. The Company intends to adopt a formal clawback policy once the Dodd-Frank Act "clawback" provisions have been implemented. Under the anticipated Dodd-Frank Act "clawback" provisions, every public company will be required to adopt a "clawback" policy for the recovery of certain incentive-based compensation from its executive officers in the event the company is required to restate its financials as a result of material noncompliance with reporting requirements.

        Other Equity Awards.    In addition to granting annual equity awards as described above, we also grant equity awards on occasion in connection with the promotion or hiring of a Named Executive Officer. There is no set program for the award of these equity grants and our Compensation Committee retains discretion to make equity grants to employees at any time for the reasons expressed above and also to reward employees, for retention purposes or in other circumstances. During 2015 no such discretionary equity awards were granted to any of our Named Executive Officers.

Security Ownership of our Chief Executive Officer

        The Compensation Committee has established a share ownership policy for our CEO. The Compensation Committee believes that requiring the CEO to maintain a meaningful ownership interest in the Company aligns the interests of the CEO with those of our stockholders (i.e., the CEO will experience the same downside risk and upside potential as our stockholders experience). The policy provides that, within four years of joining the Company or being promoted to the CEO position, the CEO will own and retain shares of the Company's common stock having a value equal to at least six times his or her annual base salary rate in effect on the December 31 immediately preceding the applicable January 1 determination date (described below).

        Restricted shares of common stock that remain subject to time vesting issued pursuant to the LTIP count toward the share ownership policy. Once the share ownership requirement is met, periodic market declines in the value of the Company's common stock will not adversely affect any previous determination by the Board of Directors that the share ownership requirement had been met. The value of the CEO's stock holdings on the calculation date (which will be January 1 of each year) will be based on the average closing price on the NYSE of the Company's common stock for the year ended immediately prior to the applicable January 1 determination date. Mr. Cruse, our then-current CEO, was in compliance with the policy as of January 1, 2015.

Other Compensation

        401(k) Savings and Retirement Plan.    The Company sponsors a 401(k) Savings and Retirement Plan pursuant to which, for each eligible participant in the plan including participating Named Executive Officers, the Company contributed 3% of fiscal year base earnings up to $265,000 in base earnings in respect of 2015 services (with a maximum employer contribution of $7,950 per participant). In addition, the Company, at the discretion of the Compensation Committee, makes an annual profit-sharing contribution to all eligible employees, including the Named Executive Officers.

        Benefit Plans.    The Named Executive Officers of the Company participate in the same broad-based employee benefit plans as the Company's other employees, including medical, dental, vision, life insurance and disability programs. These benefits provide our Named Executive Officers and their families with customary health and welfare protections that help enable the executives to focus their attention on their respective work obligations.

        Perquisites.    We may also reimburse certain of our Named Executive Officers for reasonable legal fees and expenses incurred in connection with the negotiation of an employment agreement. In addition, we have agreed under certain circumstances to pay life insurance premiums for policies on behalf of the Named Executive Officers. We believe that providing these benefits is a relatively inexpensive way to enhance the competitiveness of the executives' compensation packages.

        Severance and Change in Control Benefits.    As more fully described under the "Potential Payments Upon Termination or Change in Control" section below, certain of our Named Executive Officer's employment and/or separation/termination agreements that were in effect during 2015 provided for certain payments and/or benefits upon a qualifying termination of employment and/or in connection with a change in control. We believe that job security and terminations of employment are causes of significant concern and uncertainty for senior executives and that providing protections to our Named Executive Officers in these contexts is therefore appropriate in order to alleviate these concerns and allow the executives to remain focused on their duties and responsibilities to our company in all situations.

Criteria and Metrics for 2016 Incentive Compensation

        In the first quarter of 2016, the Compensation Committee established quantitative and qualitative performance measures for both the annual cash incentive bonuses and the annual equity incentive awards for 2016 (which will be awarded, if at all, in the first quarter of 2017). For Mr. Arabia , 85% of each of the annual cash incentive bonus opportunity and the annual equity incentive award opportunity is based upon the achievement of the 2016 Components (defined below) and the remaining 15% is based upon the Board's subjective assessment of his performance as CEO; and for Messrs. Giglia, Hoffman and Springer, 80% of each of the annual cash incentive bonus opportunity and the annual equity incentive award opportunity is based upon the achievement of the 2016 Components and the other 20% is based upon achievement of individual goals. The weighting established by the Compensation Committee reflects its subjective analysis of the appropriate amount of emphasis to place on both objective corporate and subjective individual goals, and not any pre-determined formula or methodology. The Compensation Committee may adjust criteria to account for significant intra-year transactions and circumstances.

        The Compensation Committee determined that the amounts of the bonuses and awards to Messrs. Arabia, Giglia, Hoffman and Springer for performance during 2016 would, either in part or in whole, be based on the achievement of the following "2016 Components," interpolated between levels determined by the Compensation Committee:

	Weighting
Performance Measures	Arabia		Giglia/Hoffman/Springer
Adjusted FFO Per Share	17.00%		16.00%
Debt to Undepreciated Book Value	17.00%		16.00%
Relative TSR (1 year)(1A)	7.08	%(3)	6.67%
Relative TSR (3 year)(1B)	7.08	%(3)	6.67%
Relative TSR (5 year)(1C)	7.08	%(3)	6.67%
Absolute TSR (1 year)(2A)	7.08	%(3)	6.67%
Absolute TSR (3 year)(2B)	7.08	%(3)	6.67%
Absolute TSR (5 year)(2C)	7.08	%(3)	6.67%
Return on Assets	4.25%		4.00%
RevPAR Growth	4.25%		4.00%
Individual Performance	15.00%		20.00%

(1)
Determined by (i) the increase (or decrease) in the price of the Company's common stock on the NYSE from (A) the last trading day in 2016 over the price of the Company's common stock on the NYSE on the last trading day in 2015, (B) the last trading day in 2016 over the price of the Company's common stock on the NYSE on the last trading day in 2013, and (C) the last trading day in 2016 over the price of the Company's common stock on the NYSE on the last trading day in 2011, plus (ii) dividends paid on the Company's common stock during the applicable period, relative to an equally-weighted total stockholder return index consisting of Host Hotels & Resorts, Inc., DiamondRock Hospitality Company and LaSalle Hotel Properties.

(2)
Determined by (i) the increase (or decrease) in the price of the Company's common stock on the NYSE from (A) the last trading day in 2016 over the price of the Company's common stock on the NYSE on the last trading day in 2015, (B) the last trading day in 2016 over the price of the Company's common stock on the NYSE on the last trading day in 2013, and (C) the last trading day in 2016 over the price of the Company's common stock on the NYSE on the last trading day in 2011, plus (ii) dividends paid on the Company's common stock during the applicable period.

(3)
Percentages are rounded to the nearest hundredth.

Compensation Plans and Agreements

Employment Agreements, Separation, Termination and Change in Control Agreements

        We currently have employment agreements with Messrs. Arabia, Hoffman and Springer. As described below, we also had an employment agreement with Mr. Cruse that was terminated upon his departure from the Company in January 2015.

  John V. Arabia

        On February 14, 2011, we entered into an employment agreement with Mr. Arabia. The current term of the agreement will terminate on August 4, 2016, and will be automatically extended for additional three-year periods, unless terminated by either party upon 90 days' notice prior to the termination date or renewal date, as applicable. Subject to terms and conditions in the agreement (discussed below) and the achievement of certain performance objectives determined by the Board of Directors, Mr. Arabia was eligible to be appointed to serve as President, and was so appointed on

February 15, 2013. Mr. Arabia was also eligible to be appointed to serve as a member of the Board of Directors not later than twelve months after his appointment to President, and was so appointed on February 19, 2014, provided that his continued service as a member of the Board of Directors is subject to any required stockholder vote.

        The agreement provides for an initial annual base salary of $375,000, which base salary has since been increased and may be further increased from time to time in the Company's sole discretion. Mr. Arabia is eligible to receive an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 100% of base salary, a target level equal to 150% of base salary, a high level equal to 225% of base salary and a superior level equal to 275% of base salary, with no guaranteed minimum. Mr. Arabia is also eligible to earn annual equity awards with a threshold level equal to 150% of base salary, a target level equal to 275% of base salary, a high level equal to 325% of base salary and a superior level equal to 425% of base salary, with no guaranteed minimum. Furthermore, Mr. Arabia is eligible to participate in welfare and fringe benefit plans, incentive plans and savings/retirement plans generally available to senior executives of the Company.

        Also pursuant to the agreement, Mr. Arabia received an initial upfront restricted stock grant valued at $2,500,000 (with the stock valued based on the average closing price of the Company's common stock on the NYSE for the 20 trading days ending three trading days prior to the date approved by the Board of Directors). Upon Mr. Arabia's appointment to President, he was awarded an additional upfront restricted stock grant valued at $1,500,000 (with the stock valued based on the average closing price of the Company's common stock on the NYSE for the 20 trading days immediately preceding the date of appointment). The number of shares from the initial upfront $2,500,000 restricted stock grant having an equivalent value of $500,000 on the grant date vested on the employment commencement date (which occurred on April 4, 2011) and, subject to Mr. Arabia's continued employment with the Company (subject to accelerated vesting in certain circumstances, as discussed below in the table "—Potential Payments Upon Termination or Change in Control"), (a) the remainder of the restricted stock from the initial upfront $2,500,000 restricted stock grant and (b) the entirety of the additional $1,500,000 upfront restricted stock grant, will vest equally in 20% tranches on the first, second, third, fourth and fifth anniversaries of February 17, 2011 and February 15, 2013 (the date of appointment to President), respectively.

        Additionally, as described in more detail under the "Potential Payments Upon Termination or Change in Control" section below, Mr. Arabia would be entitled to certain benefits and payments in the event of his termination of employment.

  Marc A. Hoffman

        On August 4, 2010, we entered into an employment agreement with Mr. Hoffman. The current term of the agreement will terminate on August 4, 2016, and will be automatically extended for additional three-year periods, unless terminated by either party upon 90 days' notice prior to the termination date or renewal date, as applicable. The agreement provides for an initial annual base salary of $350,000, which base salary has since been increased and may be increased from time to time in the Company's sole discretion.

        Mr. Hoffman is eligible to receive an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 75% of base salary, a target level equal to 100% of base salary, a high level equal to 150% of base salary and a superior level equal to 175% of base salary, with no guaranteed minimum. Mr. Hoffman is also eligible to earn annual equity awards with a threshold level equal to 150% of base salary, a target level equal to 200% of base salary, a high level equal to 250% of base salary and a superior level equal to 300% of base salary, with no guaranteed minimum. Furthermore, Mr. Hoffman is eligible to participate in welfare and fringe benefit plans, incentive plans and savings/retirement plans generally available to senior executives of the Company.

        Additionally, as described in more detail under the "Potential Payments Upon Termination or Change in Control" below, Mr. Hoffman would be entitled to certain benefits and payments in the event of his termination of employment.

  Robert C. Springer

        In April 2011, we entered into an employment letter agreement and a termination and change in control agreement with Mr. Springer (together, the "Springer Agreements"). The Springer Agreements provide that Mr. Springer first serve as Senior Vice President—Acquisitions and, after a transition period and achievement of certain goals, as Executive Vice President—Chief Investment Officer. The Springer Agreements will continue in effect until the earlier to occur of (a) termination of Mr. Springer's employment with the Company and (b) the Company's performance of all of its obligations and Mr. Springer's receipt of the payments and benefits to which he is entitled thereunder.

        The Springer Agreements provide for an initial annual base salary of $285,000, which base salary has since been increased and may be further increased from time to time in the Company's sole discretion. Mr. Springer is eligible to receive (a) a cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 60% of base salary, a target level equal to 80% of base salary, a high level equal to 125% of base salary and a superior level equal to 150% of base salary, with no guaranteed minimum, and (b) an equity award with a threshold level equal to 120% of base salary, a target level equal to 175% of base salary, a high level equal to 200% of base salary and a superior level equal to 250% of base salary, with no guaranteed minimum. Furthermore, Mr. Springer is eligible to participate in welfare and fringe benefit plans, incentive plans and savings/retirement plans generally available to senior executives of the Company.

        Also pursuant to the Springer Agreements, Mr. Springer received an initial upfront restricted stock grant valued at $750,000, comprised of 75,000 shares of common stock with a five-year vesting requirement, subject to continued employment, with the last of five vestings having occurred on February 17, 2016.

        Additionally, as described in more detail under the "Potential Payments Upon Termination or Change in Control" below, Mr. Springer would be entitled to certain benefits and payments in the event of his termination of employment.

  Kenneth E. Cruse

        We had an employment agreement with Mr. Cruse, described below, that was terminated effective January 17, 2015.

        On August 4, 2010, we entered into an employment agreement with Mr. Cruse. The agreement was for an initial term of three years, and provided for automatic extension periods of three-years each, unless terminated by either party upon 90 days' notice prior to the termination date or renewal date, as applicable. We entered into the first amendment to Mr. Cruse's agreement on March 22, 2011, to reflect changes to Mr. Cruse's compensation arrangements with the Company in light of his appointment to President and Chief Financial Officer. On November 7, 2011, we entered into the second amendment to Mr. Cruse's agreement to reflect changes to Mr. Cruse's compensation arrangements with the Company in light of his appointment to CEO. The agreement and the amendments are further discussed below.

        The agreement initially provided for (a) an annual base salary of $350,000, subject to increase from time to time in the Company's sole discretion, (b) Mr. Cruse to be eligible to receive an annual cash performance bonus based on the attainment of performance goals determined by the Company with a threshold level equal to 50% of base salary, a target level equal to 75% of base salary, a high level equal to 125% of base salary and a superior level equal to 150% of base salary, with no guaranteed minimum, and (c) Mr. Cruse to be eligible to earn annual equity awards with a threshold level equal to 100% of base salary, a target level equal to 150% of base salary, a high level equal to 200% of base salary and a superior level equal to 250% of base salary, with no guaranteed minimum. Furthermore, Mr. Cruse was eligible to participate in welfare and fringe benefit plans, incentive plans and savings/retirement plans generally available to senior executives of the Company.

        The first amendment to Mr. Cruse's agreement provided for (a) an increase to annual base salary to $400,000 commencing January 1, 2011, (b) increases to the annual cash performance bonus levels to 75%, 150%, 200% and 225% for threshold, target, high and superior performance, respectively, and (c) increases to the annual equity award levels to 150%, 225%, 300% and 350% for threshold, target, high and superior performance, respectively; provided, however, that no minimum cash bonus or equity award was guaranteed and any bonus or award could have equaled zero in any given year.

        In connection with being appointed CEO, Mr. Cruse's employment agreement was amended, effective November 7, 2011. The second amendment provided for (a) an increase to annual base salary to $550,000 commencing January 1, 2012, (b) increases to the annual cash performance bonus levels to 75%, 150%, 200% and 250% for threshold, target, high and superior performance, respectively, and (c) increases to the annual equity award levels to 150%, 250%, 300% and 400% for threshold, target, high and superior performance, respectively; provided, however, that no minimum cash bonus or equity award was guaranteed and any bonus or award could have equaled zero in any given year.

        Mr. Cruse's employment with us terminated in January 2015.

Other Plans

  2004 Long-Term Incentive Plan

        We adopted the LTIP and it originally became effective in October 2004 upon completion of our initial public offering. The purpose of the LTIP is to attract and retain our directors, executive officers, employees, consultants and advisors. The LTIP is administered by the Compensation Committee of the Board of Directors, which has broad powers to interpret and implement the plan. The principal features of the LTIP are summarized below and are qualified in their entirety by reference to the full text of the LTIP. A copy of the LTIP may be obtained by writing to Sunstone Hotel Investors, Inc. at our principal executive office: 120 Vantis, Suite 350, Aliso Viejo, California 92656, Attention: Secretary. The LTIP, as amended and restated, can also be found electronically on the SEC's website at www.sec.gov.

        Types of Awards.    The LTIP provides for grants of incentive stock options (within the meaning of Section 422 of the Code), nonqualified stock options, stock appreciation rights, dividend equivalent rights, restricted stock, restricted stock units and other stock-based awards such as performance shares.

        Shares Subject to the LTIP; Other Limitations on Awards.    At the time of our initial public offering, we established the maximum number of shares of common stock issuable under the LTIP at 2,100,000 shares. Since then, the Company's stockholders have approved the following amendments to the LTIP: (a) an amendment to the LTIP approved at the Company's 2007 annual meeting of stockholders, whereby the maximum number of shares of common stock issuable under the LTIP was increased from 2,100,000 to 3,850,000 shares; (b) an amendment to the LTIP approved at the Company's 2010 annual meeting of stockholders, which amendment (i) increased the maximum number of shares of common stock issuable under the LTIP from 3,850,000 to 6,050,000 shares and (ii) prohibited repricing of stock options and stock appreciation rights without the approval of a majority of the Company's stockholders; and (c) an amendment and restatement of the LTIP approved at the Company's 2014 annual meeting of stockholders, whereby the prior LTIP amendments were incorporated into the amended and restated LTIP, the term of the LTIP was extended to 2024 and the number of shares of common stock available for issuance under the LTIP was increased to a total of 12,050,000 shares.

        Shares that may be issued under the LTIP may be authorized but unissued shares of our common stock, treasury shares or shares otherwise acquired for the purposes of the LTIP. If any award is forfeited or is otherwise terminated or canceled without the delivery of shares of our common stock, then such shares will again become available under the LTIP. However, shares of common stock tendered or withheld to satisfy the grant or exercise price or tax withholding obligation with respect to any award will not again become available under the LTIP, and the number of shares of common stock taken into account with respect to stock appreciation rights exercisable for shares of common stock will be the number of shares underlying the stock appreciation rights upon grant (regardless of the number of shares delivered upon settlement of the award). The Compensation Committee has broad authority to adjust the terms of any outstanding awards and the number of shares of our common stock issuable under the LTIP for any increase or decrease in the number of issued shares of our common stock resulting from a stock split, reverse stock split, stock dividend, spin-off, combination or reclassification of our common stock, or any other event that the Compensation Committee determines affects our capitalization.

        Eligibility.    Awards may be made to any director, officer, employee, consultant or advisor of the Company or its affiliates who is selected by the Compensation Committee in accordance with the terms of the LTIP, except that incentive stock options may only be granted to employees of the Company and certain of its parent and subsidiary entities.

        Stock Options and Stock Appreciation Rights.    The Compensation Committee may grant incentive stock options and non-qualified stock options to purchase shares of our common stock from us, as well as stock appreciation rights, in any case, at an exercise or strike price (as applicable) determined by the Compensation Committee at the time of grant, which exercise or strike price shall not be less than 100% of the fair market value of the shares subject to such award on the date of grant. Stock options and stock appreciation rights may be granted in such amounts, subject to such vesting conditions, and subject to such other terms and conditions as the Compensation Committee may determine. No grantee of an option or stock appreciation right will have any of the rights of a stockholder of us with respect to shares subject to their award until the issuance of the shares. Incentive stock options are subject to additional limitations and requirements imposed under the Code and applicable regulations. In addition, (i) no stock option or stock appreciation right issued under the LTIP may be amended to reduce the exercise price thereof below the exercise price of such stock option or stock appreciation right on the date of grant and (ii) no stock option or stock appreciation right may be granted in exchange for the cancellation or surrender of a stock option or stock appreciation right having a lower exercise price, in either case, without the approval of a majority of the Company's stockholders.

        Restricted Stock.    The Compensation Committee may grant restricted shares of common stock in amounts, and subject to such vesting and other terms and conditions, as the Compensation Committee may determine. The grantee will have the rights of a stockholder with respect to the restricted stock, subject to any restrictions and conditions as the Compensation Committee may include in the applicable award agreement.

        Restricted Stock Units.    The Compensation Committee may grant restricted stock units in amounts, and subject to such vesting, payment and other terms and conditions as the Compensation Committee may determine. Recipients of restricted stock units have only the rights of a general unsecured creditor of us and no rights as a stockholder of us unless and until the common stock underlying the restricted stock units is delivered, which delivery may occur upon vesting or at a specified time after vesting as set forth in the applicable award agreement.

        Performance Shares and Share Units.    The Compensation Committee may grant performance shares and/or share units under the LTIP representing the right to receive a number of shares or their cash equivalent at a future date, subject to the attainment of specified performance goals.

        Other Equity-Based Awards.    The Compensation Committee may grant other types of equity-based awards, including the grant of unrestricted shares, in amounts, and subject to terms and conditions, as the Compensation Committee may determine. These awards may involve the transfer of actual shares of our common stock, or the payment in cash or otherwise of amounts based on the value of shares of our common stock.

        Dividend Equivalent Rights.    The Compensation Committee may in its discretion include in the award agreement a dividend equivalent right entitling the grantee to receive amounts equal to the dividends that would be paid, during the time such award is outstanding, on the shares of our common stock covered by such award as if such shares were then outstanding.

        Change in Control.    Unless otherwise expressly provided in an applicable award agreement, all awards outstanding under the LTIP will fully vest and become payable if the Company experiences a change in control (as defined in the LTIP). If any awards do not fully vest and become payable, the Compensation Committee may provide that such awards will be terminated in exchange for a payment equal to their then-current value (if any) or provide that the exercisability of stock options and/or stock appreciation rights will be extended, but not beyond their stated term.

        Nonassignability.    Except to the extent otherwise provided in the applicable award agreement or approved by the Compensation Committee, no award or right granted to any person under the stock incentive plan will be assignable or transferable other than by will or by the laws of descent and distribution, and all awards and rights will be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

 Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)		Total ($)
John V. Arabia	2015	691,486	877,596	1,542,623	—	176,164	(4)	3,287,869
President and	2014	423,077	698,433	529,125	—	98,231		1,748,866
CEO	2013	414,077	2,356,833	391,972	—	53,945		3,216,827
Bryan A. Giglia	2015	417,277	653,391	520,614	—	76,627	(5)	1,667,909
EVP—CFO	2014	331,325	525,726	362,578	—	52,911		1,272,540
	2013	323,038	466,283	293,531	—	40,278		1,123,130
Marc A. Hoffman	2015	507,018	887,460	703,303	—	100,146	(6)	2,197,927
EVP—COO	2014	412,882	681,603	531,866	—	65,702		1,692,053
	2013	404,308	838,811	382,527	—	48,825		1,674,471
Robert C. Springer	2015	382,883	583,659	477,230	—	95,950	(7)	1,539,722
EVP—CIO	2014	316,033	501,467	330,034	—	62,858		1,210,392
	2013	309,423	622,925	279,984	—	42,714		1,255,046
Kenneth E. Cruse	2015	48,254	—	43,825	—	13,270,007	(8)	13,362,086
Former CEO	2014	626,969	1,561,527	1,270,282	—	172,319		3,631,097
	2013	613,500	2,024,650	923,568	—	102,068		3,663,786

(1)
The amounts in this column represent the grant date fair value of the equity incentive awards granted to the Named Executive Officer in 2013, 2014 and 2015, as prescribed by ASC Topic 718. For more information, please see footnote 12 to our audited financial statements contained in our Annual Report on Form 10-K for 2015.

(2)
This number represents the annual cash incentive bonus earned for the fiscal year and paid in the first fiscal quarter of the following year.

(3)
As noted in each of footnotes 4 through 8 below, "All Other Compensation" includes dividends paid in 2015 on awarded but unvested restricted shares of Company common stock. Fourth quarter 2014 dividends paid in the first quarter of 2015 were paid in a combination of cash and shares of Company common stock, which shares of common stock had a closing price on the NYSE of $17.05 per share on the date the dividend was paid and shares delivered to our investors (including the Named Executive Officers).

(4)
This number represents $35,000 contributed to Mr. Arabia's 401(k) account in the form of both the Company's safe-harbor contribution and a profit-sharing contribution earned in fiscal year 2015 and paid in the first fiscal quarter of 2016; $139,473 in dividends paid in 2015 on awarded but unvested restricted shares of Company common stock; $1,224 for payment of gym membership costs; and $467 for payment of the guaranteed term life insurance premium by the Company for Mr. Arabia.

(5)
This number represents $35,000 contributed to Mr. Giglia's 401(k) account in the form of both the Company's safe-harbor contribution and a profit-sharing contribution earned in fiscal year 2015 and paid in the first fiscal quarter of 2016; $38,352 in dividends paid in 2015 on awarded but unvested restricted shares of Company common stock; $3,000 in employer matching charitable contributions; and $275 for payment of the guaranteed term life insurance premium by the Company for Mr. Giglia.

(6)
This number represents $35,000 contributed to Mr. Hoffman's 401(k) account in the form of both the Company's safe-harbor contribution and a profit-sharing contribution earned in fiscal year 2015 and paid in the first fiscal quarter of 2016; $57,607 in dividends paid in 2015 on awarded but unvested restricted shares of Company common stock; $1,224 for payment of gym membership costs; $5,000 in employer matching charitable contributions; and $1,315 for payment of the guaranteed term life insurance premium by the Company for Mr. Hoffman.

(7)
This number represents $35,000 contributed to Mr. Springer's 401(k) account in the form of both the Company's safe-harbor contribution and a profit-sharing contribution earned in fiscal year 2015 and paid in the first fiscal quarter of 2016; $54,951 in dividends paid in 2015 on awarded but unvested restricted shares of Company common stock; $1,224 for payment of gym membership costs; $4,500 in employer matching charitable contributions; and $275 for payment of the guaranteed term life insurance premium by the Company for Mr. Springer.

(8)
This number represents $3,795,164 in cash severance paid in February 2015 to Mr. Cruse in connection with his termination from the Company on January 17, 2015; $9,264,860 in vesting of 515,287 shares of unvested restricted stock on January 26, 2015, based on the closing common stock price of $17.98 on the NYSE on January 26, 2015, 2015; $23,578 paid in connection with the payout of all accrued vacation through his date of termination from the Company; $2,413 contributed to Mr. Cruse's 401(k) account in the form of the Company's safe-harbor contribution earned in fiscal year 2015 and paid in the first fiscal quarter of 2016; $52 for payment of the guaranteed term life insurance premium by the Company for Mr. Cruse; $183,429 in dividends paid in 2015 on awarded but unvested restricted shares of Company common stock; $102 for payment of gym membership costs; and $409 in fees and costs related to membership in the Young Presidents' Organization.

Grants of Plan-Based Awards

        The following table sets forth the information with respect to plan-based awards granted to the Named Executive Officers in 2015. The dollar amounts indicated under the "Grant Date Fair Value of Stock and Option Awards" column reflect the grant date fair value of each grant, computed in accordance with ASC Topic 718, which is greater than the amortization costs the Company recognized on its fiscal year 2015 financial statements with respect to such grant due to the applicable vesting schedule.

							All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(3)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)							Grant Date Fair Value of Stock and Option Awards ($)(4)
									Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Action Date	Threshold ($)	Target ($)	High ($)	Superior ($)
John V. Arabia	2/13/2015	2/13/2015					50,177	—	—	877,596
	n/a	n/a	700,000	1,050,000	1,575,000	1,925,000
Bryan A. Giglia	2/13/2015	2/13/2015					37,358	—	—	653,391
	n/a	n/a	252,000	336,000	525,000	630,000
Marc A. Hoffman	2/13/2015	2/13/2015					50,741	—	—	887,460
	n/a	n/a	382,500	510,000	765,000	892,500
Robert C. Springer	2/13/2015	2/13/2015					33,371	—	—	583,659
	n/a	n/a	231,000	308,000	481,250	577,500

(1)
Under our annual incentive plan, we pay a cash award for performance in February following the performance year if the criteria related to a cash award has been satisfied in the performance year. See "Compensation Discussion and Analysis—Elements of Executive Compensation (Annual Cash Incentive Bonuses and Annual Equity Incentive Awards)" for a detailed description of the annual cash incentive bonuses. The actual amount of these possible cash awards shown in these columns were payable in February 2016 and relate to performance during fiscal year 2015. The actual amount of fiscal year 2015 performance cash awards are shown in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column. The Threshold, Target, High and Superior award opportunities shown under this heading are for 2015 performance and are a multiple of each Named Executive Officer's base salary in 2015. See "Compensation Discussion and Analysis—Elements of Executive Compensation (Annual Cash Incentive Bonuses and Annual Equity Incentive Awards)."

(2)
Under our annual incentive plan, we grant an award of restricted shares of common stock under our LTIP in February following the performance year if the criteria related to the award of restricted stock has been satisfied in the performance year. See "Compensation Discussion and Analysis—Elements of Named Executive Officer Compensation (Annual Cash Incentive Bonuses and Annual Equity Incentive Awards)" for a detailed description of the annual award of restricted stock granted with respect to 2015 services.

(3)
Represents awards of restricted stock granted in 2015 in connection with the satisfaction of performance criteria related to fiscal year 2014, which awards of common stock have a three-year vesting requirement, with the first of three equal vestings of 33.3% having occurred on February 13, 2016 and the two additional vestings to occur on each of February 13, 2017 and 2018, subject to continued employment, the LTIP and/or the Named Executive Officer's employment or change in control agreement.

(4)
The grant date fair value for each of the time-based restricted stock awards equals the number of shares of restricted stock multiplied by the closing common stock price on the NYSE on the date of the grant, computed in accordance with ASC Topic 718. For more information, please see footnote 12 to our audited financial statements contained in our Annual Report on Form 10-K filed with the SEC on February 23, 2016.

Outstanding Equity Awards at Fiscal Year-End 2015

        The following table sets forth information with respect to outstanding restricted stock awards held by the Named Executive Officers as of December 31, 2015. The aggregate dollar values indicated in the table below for equity incentive plan awards are the market or payout values and not the ASC Topic 718 values or the compensation expense recognized by the Company on its financial statements for fiscal year 2015 with respect to its long-term equity incentive plan awards. Such compensation expense amounts, or the amortization pursuant to the applicable accounting literature, is provided in the "Summary Compensation Table" and the table under "Grants of Plan-Based Awards" above.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(1)	Market Value of Shares of Stock That Have Not Vested ($)(2)
John V. Arabia	—	—	—	—	224,665	2,806,066
Bryan A. Giglia	—	—	—	—	76,677	957,696
Marc A. Hoffman	—	—	—	—	108,340	1,353,167
Robert C. Springer	—	—	—	—	90,912	1,135,491
Kenneth E. Cruse	—	—	—	—	—	—

(1)
The restricted stock awards are scheduled to vest as set forth below. In light of his termination in January 2015, Mr. Cruse did not hold any unvested shares of restricted stock as of December 31, 2015.

	Date of Grant	Number of Shares or Units Remaining to Vest	Vesting Date
John V. Arabia
	April 4, 2011	38,798 shares	February 17, 2016
(Hire Grant)
	February 15, 2013	23,715 shares	February 15, 2016
	February 15, 2013	25,751 shares	February 15, 2016
	(Promotion Grant)	25,751 shares	February 15, 2017
		25,751 shares	February 15, 2018
	February 19, 2014	17,361 shares	February 19, 2016
		17,361 shares	February 19, 2017
	February 13, 2015	16,727 shares	February 13, 2016
		16,725 shares	February 13, 2017
		16,725 shares	February 13, 2018
Bryan A. Giglia
	February 15, 2013	13,183 shares	February 15, 2016
	February 19, 2014	13,068 shares	February 19, 2016
		13,068 shares	February 19, 2017
	February 13, 2015	12,453 shares	February 13, 2016
		12,453 shares	February 13, 2017
		12,452 shares	February 13, 2018
Marc A. Hoffman
	February 15, 2013	23,715 shares	February 15, 2016
	February 19, 2014	16,942 shares	February 19, 2016
		16,942 shares	February 19, 2017
	February 13, 2015	16,915 shares	February 13, 2016
		16,913 shares	February 13, 2017

	Date of Grant	Number of Shares or Units Remaining to Vest	Vesting Date
		16,913 shares	February 13, 2018
Robert C. Springer
	May 31, 2011	15,000 shares	February 17, 2016
(Hire Grant)
	February 15, 2013	17,611 shares	February 15, 2016
	February 19, 2014	12,465 shares	February 19, 2016
		12,465 shares	February 19, 2017
	February 13, 2015	11,124 shares	February 13, 2016
		11,124 shares	February 13, 2017
		11,123 shares	February 13, 2018
(2)
The market value of the unvested restricted shares of common stock is based on the closing common stock price of $12.49 on the NYSE on December 31, 2015.

Option Exercises and Stock Vested

        The following table sets forth information with respect to the vesting of restricted stock in 2015 for each Named Executive Officer. The number of shares acquired on vesting and the value of those shares do not reflect the withholding of shares to satisfy federal and state income tax withholdings. No Named Executive Officer held stock options or exercised any stock options during 2015.

	Stock Awards
Name	Number of Shares Acquired on Exercise or Vesting (#)		Value Realized Upon Exercise or Vesting ($)(1)
John V. Arabia	122,649	(2)	2,139,423
Bryan A. Giglia	36,107	(3)	629,551
Marc A. Hoffman	58,579	(4)	1,022,005
Robert C. Springer	58,518	(5)	1,020,410
Kenneth E. Cruse	515,287	(6)	9,264,860

(1)
Value realized upon vesting is calculated as the gross number of shares vested from the February 15, 2015, February 16, 2015, February 17, 2015 and February 19, 2015 vesting dates, multiplied by the closing common stock price on the NYSE of $17.49 with respect to the February 15, 2015 and February 16, 2015 vestings (reflects the closing price on Friday, February 13, 2015, as the February 15, 2015 and February 16, 2015 vestings fell on a weekend or holiday), the closing common stock price on the NYSE of $17.41 with respect to the February 17, 2015 vestings, and the closing common stock price on the NYSE of $17.34 with respect to the February 19, 2015 vestings; and, in addition, with respect to Mr. Cruse only, the closing common stock price on the NYSE of $17.98 with respect to the January 26, 2015 vesting of 515,287 shares of unvested restricted stock in connection with his termination from the Company.

(2)
Represents the total of (i) 38,797 shares vested on the February 17, 2015 vesting date (in respect of the April 4, 2011 grant), (ii) 17,025 shares vested on the February 16, 2015 vesting date (in respect of the February 16, 2012 grant), (iii) 49,466 shares vested on the February 15, 2015 vesting date (in respect of the February 15, 2013 grant), and (iv) 17,361 shares vested on the February 19, 2015 vesting date (in respect of the February 19, 2014 grant).

(3)
Represents the total of (i) 9,856 shares vested on the February 16, 2015 vesting date (in respect of the February 16, 2012 grant), (ii) 13,183 shares vested on the February 15, 2015 vesting date (in respect of the February 15, 2013 grant), and (iii) 13,068 shares vested on the February 19, 2015 vesting date (in respect of the February 19, 2014 grant).

(4)
Represents the total of (i) 17,920 shares vested on the February 16, 2015 vesting date (in respect of the February 16, 2012 grant), (ii) 23,715 shares vested on the February 15, 2015 vesting date (in respect of the February 15, 2013 grant), and (iii) 16,944 shares vested on the February 19, 2015 vesting date (in respect of the February 19, 2014 grant).

(5)
Represents the total of (i) 15,000 shares vested on the February 17, 2015 vesting date (in respect of the May 31, 2011 grant), (ii) 13,441 shares vested on the February 16, 2015 vesting date (in respect of the February 16, 2012 grant), (iii) 17,612 shares vested on the February 15, 2015 vesting date (in respect of the February 15, 2013 grant) and (iv) 12,465 shares vested on the February 19, 2015 vesting date (in respect of the February 19, 2014 grant).

(6)
Represents the total of 515,287 shares vested on January 26, 2015 in connection with his termination.

Pension Benefits

        The Company does not provide tax-qualified or non-qualified pension benefits to any of its employees, including its Named Executive Officers.

Non-Qualified Deferred Compensation

        None of the Named Executive Officers have any non-qualified deferred compensation arrangements.

Potential Payments Upon Termination or Change in Control

        The following table summarizes (i) the amounts that we would have been required to pay to each of Messrs. Arabia, Giglia, Hoffman, and Springer in connection with the events listed below assuming such events occurred on December 31, 2015, and (ii) the amounts paid to Mr. Cruse in connection with his termination of employment by the Company without "Cause" in January 2015.

Name	Severance Amount ($)		Health Insurance Coverage ($)		Unvested Stock Awards ($)		Other ($)	Total ($)
John V. Arabia
By Company for "Cause"	—		—		—		—	—
By Executive w/o "Good Reason"	—		—		—		—	—
By Executive with "Good Reason"	5,250,000	(1)	29,257	(2)	2,806,066	(3)	—	8,085,323
By Company without "Cause"	5,250,000	(1)	29,257	(2)	2,806,066	(3)	—	8,085,323
Death	1,750,000	(4)	29,257	(2)	1,528,176	(5)	—	3,307,433
Disability	1,750,000	(4)	29,257	(2)	1,528,176	(5)	—	3,307,433
Following Change in Control	—		—		2,806,066	(6)	—	2,806,066
By Executive for "Good Reason" or by Company w/o "Cause" following Change in Control	5,250,000	(1)	29,257	(2)	—		—	5,279,257
Bryan A. Giglia
By Company for "Cause"	—		—		—		—	—
By Executive w/o "Good Reason"	—		—		—		—	—
By Executive with "Good Reason"	—		—		—		—	—
By Company without "Cause"	—		—		—		—	—
Death	—		—		—		—	—
Disability	—		—		—		—	—
Following Change in Control	—		—		957,696	(8)	—	957,696
By Executive for "Good Reason" or by Company w/o "Cause" following a Change in Control	1,901,156	(7)	42,663	(2)	—		—	1,943,819
Marc A. Hoffman
By Company for "Cause"	—		—		—		—	—
By Executive w/o "Good Reason"	—		—		—		—	—
By Executive with "Good Reason"	2,593,732	(11)	25,699	(2)	1,353,167	(9)	—	3,972,598
By Company without "Cause"	2,593,732	(11)	25,699	(2)	1,353,167	(9)	—	3,972,598
Death	1,020,000	(12)	25,699	(2)	719,074	(10)	—	1,764,773
Disability	1,020,000	(12)	25,699	(2)	719,074	(10)	—	1,764,773
Following Change in Control	—		—		1,353,167	(9)	—	1,353,167
By Executive for "Good Reason" or by Company w/o "Cause" following a Change in Control	2,593,732	(11)	25,699	(2)	—		—	2,619,431
Robert C. Springer
By Company for "Cause"	—		—		—		—	—
By Executive w/o "Good Reason"	—		—		—		—	—
By Executive with "Good Reason"	—		—		187,350	(13)	—	187,350
By Company without "Cause"	—		—		187,350	(13)	—	187,350
Death	—		—		—		—	—
Disability	—		—		—		—	—
Following Change in Control	—		—		1,135,491	(14)	—	1,135,491
By Executive for "Good Reason" or by Company w/o "Cause" following a Change in Control	1,738,068	(15)	42,663	(2)	—		—	1,780,731
Kenneth E. Cruse
By Company without "Cause"	5,109,271	(16)	39,198	(17)	9,264,860	(18)	—	14,413,329

(1)
Pursuant to the terms of Mr. Arabia's employment agreement, Mr. Arabia will receive, in two lump-sum payments, all of the amounts set forth in (A) and (B) below: (A) (1) incurred, but unreimbursed business expenses, (2) salary and accrued vacation through the date of termination,

  (3) any vested amounts due under any plan, program or policy of the Company, (4) unpaid bonus owed for any completed fiscal year before the date of termination, and (5) if the termination date is on any day other than the last day of the fiscal year, an amount equal to a pro rata share of the annual bonus amount between the target and high (i.e., between 150% and 225% of annual base salary) annual bonus levels (to be determined in the sole discretion of the Board of Directors) determined by multiplying the Board of Directors-selected annual bonus amount by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365; and (B) a severance payment equal to three times the sum of (x) Mr. Arabia's base salary in effect on the date of termination ($700,000), plus (y) a bonus severance amount (which will be the greater of Mr. Arabia's target annual cash performance bonus (or $1,050,000) and the actual bonus paid to Mr. Arabia in respect of the last full calendar year immediately preceding the date of termination (which was $529,125). The figure does not reflect accrued salary and vacation pay, any vested amounts due under any plan, program or policy of the Company, unreimbursed business expenses or any unpaid bonus owed for any completed fiscal year before the date of termination.

(2)
Pursuant to the terms of the Named Executive Officer's employment agreement, the Company shall provide group health coverage for a period of 18 months after termination. The health insurance coverage amount reflects 18 months of monthly premium totaling $42,663 for Messrs. Giglia and Springer, $29,257 for Mr. Arabia and $25,699 for Mr. Hoffman.

(3)
Pursuant to the LTIP and Mr. Arabia's employment agreement, all of Mr. Arabia's unvested restricted equity awards shall immediately vest and become exercisable, provided that the remaining unvested stock from the initial upfront $2,500,000 restricted stock grant on April 4, 2011 will become immediately vested only to the extent such unvested restricted stock was scheduled to vest within the 24-month period immediately following the date of termination (which equates to 38,798 shares). The unvested stock award figure reflects 224,665 restricted shares based on the closing common stock price of $12.49 on the NYSE on December 31, 2015.

(4)
Pursuant to the terms of Mr. Arabia's employment agreement, if Mr. Arabia is terminated by reason of death or disability, he or, as appropriate, his estate or beneficiaries will be paid an amount equal to the sum of (i) 100% of his annual base salary then in effect (which was $700,000 as of December 31, 2015) and (ii) an amount equal to a pro rata share of the target annual cash bonus determined by multiplying the target annual cash bonus (150% of annual base salary) by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365 (which would have equated to 100% of the target annual cash performance bonus for fiscal year 2015 (i.e., $1,050,000)). The figure does not reflect accrued salary and vacation pay.

(5)
Pursuant to the terms of Mr. Arabia's employment agreement, if Mr. Arabia's employment is terminated by reason of death or disability, he or, as appropriate, his estate or beneficiaries will vest in all outstanding equity awards to the extent such outstanding awards were scheduled to vest within the twelve-month period immediately following the date of termination. The unvested stock award figure reflects 122,352 restricted shares based on the closing common stock price of $12.49 on the NYSE on December 31, 2015.

(6)
Pursuant to the LTIP, all of Mr. Arabia's unvested restricted equity awards shall immediately vest. The unvested stock award figure reflects 224,665 restricted shares based on the closing common stock price of $12.49 on the NYSE on December 31, 2015.

(7)
Pursuant to the terms of Mr. Giglia's change in control agreement, if a change in control occurs during Mr. Giglia's employment with the Company and Mr. Giglia's employment is terminated by the Company (or its successor, as the case may be) without cause or by Mr. Giglia for good reason, in each case within twelve months after the effective date of the change in control, Mr. Giglia shall be entitled to the following payments and benefits: (i) Mr. Giglia shall be paid, in two lump sum payments: (A) earned but unpaid base salary and accrued but unpaid vacation pay through the date of termination and any annual cash bonus for any fiscal year of the Company that ends on or before the date of termination to the extent not previously paid (figure reflects

  $336,000, calculated as follows: (a) $420,000, multiplied by (b) 80% (Mr. Giglia's target cash bonus potential for 2015)), plus, if the termination date is on any day other than the last day of the fiscal year, an amount equal to a pro rata share of the annual bonus amount between the target and high (i.e., between 80% and 125% of annual base salary) annual bonus levels (to be determined in the sole discretion of the Board of Directors) determined by multiplying the Board of Directors-selected annual bonus amount by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365; and (B) a severance amount equal to two times the sum of (x) the base salary in effect on the date of termination (without giving effect to any reduction that would constitute good reason) plus (y) the bonus severance amount in effect on the date of termination. The bonus severance amount shall equal the greater of Mr. Giglia's target annual cash bonus for the year in which the date of termination takes place (which was $336,000 for fiscal year 2015) or the actual annual cash bonus that Mr. Giglia earned in the calendar year prior to the year in which the date of termination occurs (which was $362,578). The figure does not reflect accrued salary and vacation pay, or unreimbursed business expenses.

(8)
Pursuant to the LTIP, all of Mr. Giglia's unvested restricted equity awards shall immediately vest. The unvested stock award figure reflects 76,677 restricted shares based on the closing common stock price of $12.49 on the NYSE on December 31, 2015.

(9)
Pursuant to the LTIP, all of Mr. Hoffman's unvested restricted equity awards shall immediately vest. The unvested stock award figure reflects 108,340 restricted shares based on the closing common stock price of $12.49 on the NYSE on December 31, 2015.

(10)
Pursuant to the terms of Mr. Hoffman's employment agreement, if Mr. Hoffman's employment is terminated by reason of death or disability, he or, as appropriate, his estate or beneficiaries shall vest in all outstanding equity awards to the extent such outstanding awards were scheduled to vest within the twelve-month period immediately following the date of termination. The unvested stock award figure reflects 57,572 restricted shares based on the closing common stock price of $12.49 on the NYSE on December 31, 2015.

(11)
Pursuant to the terms of Mr. Hoffman's employment agreement, the severance amount is determined as follows: the executive will receive, in two lump sum payments, all of the amounts set forth in (A) and (B) below: (A) (1) salary and accrued vacation through the date of termination, (2) any vested amounts due under any plan, program or policy of the Company, (3) unpaid bonus owed for any completed fiscal year before the date of termination, and (4) if the termination date is on any day other than the last day of the fiscal year, an amount equal to a pro rata share of the annual bonus amount between the target and high (i.e., between 100% and 150% of annual base salary) annual bonus levels (to be determined in the sole discretion of the Board of Directors) determined by multiplying the Board of Directors-selected annual bonus amount by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365; and (B) a severance payment equal to two times the sum of (x) base salary in effect on the date of termination (which was $510,000), plus (y) a bonus severance amount (which will be the greater of the executive's target annual cash performance bonus for fiscal year 2015 (which was $510,000) and the actual bonuses paid to Mr. Hoffman in respect of the last full calendar year immediately preceding the date of termination (which was $531,866). The figure does not reflect accrued salary and vacation pay, any vested amounts due under any plan, program or policy of the Company, or any unpaid bonus owed for any completed fiscal year before the date of termination.

(12)
Pursuant to the terms of Mr. Hoffman's employment agreement, if he is terminated by reason of death or disability, he or, as appropriate, his estate or beneficiaries will be paid an amount equal to the sum of (i) 100% of the executive's annual base salary then in effect (which was $510,000 as of December 31, 2015) and (ii) an amount equal to a pro rata share of the target annual cash bonus determined by multiplying the target annual cash bonus (100% of annual base salary) by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365 (which would have equated to 100% of the target annual cash performance bonus for fiscal year 2015 (which was $510,000). The figure does not reflect accrued salary and vacation pay.

(13)
Pursuant to the terms of Mr. Springer's employment agreement, if Mr. Springer's employment is terminated by the Company (or its successor, as the case may be) without cause or by Mr. Springer for good reason, in each case without a change in control having occurred in the preceding twelve months, then only the unvested and outstanding restricted shares of stock from Mr. Springer's initial upfront grant of restricted stock awarded on May 31, 2011 shall become immediately vested; provided, however, that in the event the implied market value of the total shares provided for in the upfront grant (calculated using the closing market price of the Company's common stock on the NYSE as of the termination date) is less than $500,000 on the date Mr. Springer's employment is terminated, the Company will pay Mr. Springer in cash a lump sum amount equal to the difference between $500,000 and the implied market value of the total shares provided for in the upfront grant, multiplied by a fraction the numerator of which is equal to the number of unvested shares from the upfront grant as of the termination date and the denominator equal to the total shares provided for in the upfront grant. The unvested stock award figure reflects 15,000 restricted shares based on the closing common stock price of $12.49 on the NYSE on December 31, 2015.

(14)
Pursuant to the LTIP, all of Mr. Springer's unvested restricted equity awards shall immediately vest. The unvested stock award figure reflects 90,912 restricted shares based on the closing common stock price of $12.49 on the NYSE on December 31, 2015.

(15)
Pursuant to the terms of Mr. Springer's employment agreement, if a change in control occurs during the term of Mr. Springer's employment agreement and Mr. Springer's employment is terminated by the Company (or its successor, as the case may be) without cause or by Mr. Springer for good reason, in either case within twelve months after the effective date of the change in control, then Mr. Springer shall be entitled to the following payments and benefits: (i) Mr. Springer shall be paid, in two lump sum payments: (A) earned but unpaid base salary and accrued but unpaid vacation pay through the date of termination and any annual cash bonus for any fiscal year of the Company that ends on or before the date of termination to the extent not previously paid (figure reflects $308,000, calculated as follows: (a) $385,000, multiplied by (b) 80% (Mr. Springer's target cash bonus potential for 2015)), plus, if the termination date is on any day other than the last day of the fiscal year, an amount equal to a pro rata share of the annual bonus amount between the target and high (i.e., between 80% and 125% of annual base salary) annual bonus levels (to be determined in the sole discretion of the Board of Directors) determined by multiplying the Board of Directors-selected annual bonus amount by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365; and (B) a severance amount equal to two times the sum of (x) the base salary in effect on the date of termination (without giving effect to any reduction that would constitute good reason) plus (y) the bonus severance amount in effect on the date of termination. The bonus severance amount shall equal the greater of Mr. Springer's target annual cash bonus for the year in which the date of termination takes place (or $308,000 for fiscal year 2015) or the actual annual cash bonus that Mr. Springer earned in the calendar year prior to the year in which the date of termination occurs (which was $330,034). The figure does not reflect accrued salary and vacation pay.

(16)
Pursuant to the terms of Mr. Cruse's employment agreement, the severance amount is determined as follows: the executive will receive, in two lump sum payments, all of the amounts set forth in (A) and (B) below: (A) (1) salary and accrued vacation through the date of termination, (2) any vested amounts due under any plan, program or policy of the Company, (3) unpaid bonus owed for any completed fiscal year before the date of termination (i.e., $1,270,282 for the full year 2014 cash bonus), and (4) an amount equal to a pro rata share of the target annual cash bonus determined by multiplying the target annual cash bonus (150% of annual base salary) by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365 (i.e., a sum of $43,825 for the 2015 pro-rated cash bonus); and (B) a severance payment equal to two times the sum of (x) base salary in effect on the date of termination (which was $627,300), plus (y) a bonus severance amount (which was the greater of the executive's target annual cash performance bonus for fiscal year 2015 (which was $940,950) and the actual bonuses paid to Mr. Cruse in respect of the last full calendar year immediately preceding the date of termination (which was $1,270,282) (i.e., the total severance payment totaled $3,795,164). The figure does not reflect accrued salary and vacation pay, or any contributions to Mr. Cruse's 401(k) account.

(17)
Pursuant to the terms of Mr. Cruse's employment agreement, the Company shall provide group health coverage for a period of 18 months after termination. The health insurance coverage amount reflects 18 months of monthly premium totaling $39,198 for Mr. Cruse.

(18)
Pursuant to his employment agreement, all of Mr. Cruse's unvested restricted equity awards were to immediately vest. The unvested stock award figure reflects 515,287 restricted shares based on the closing common stock price of $17.98 on the NYSE on January 26, 2015.

        We have entered into employment agreements and/or change in control agreements and equity-based awards with certain of our Named Executive Officers providing for payments and benefits to such officers upon the termination of their employment with the Company or upon a change in control of the Company.

  Kenneth E. Cruse

        We had an employment agreement with Mr. Cruse that was terminated effective January 17, 2015. Mr. Cruse's employment agreement with us contained provisions for payments upon a termination of Mr. Cruse's employment (whether or not in connection with a change in control of Sunstone). If the Company terminated Mr. Cruse without cause or Mr. Cruse terminated his employment for good reason (whether or not in connection with a change in control of Sunstone), after delivery to the Company of an executed general release of claims, (i) Mr. Cruse was to receive, in two lump sum payments, all of the amounts set forth in (A) and (B) below, (ii) Mr. Cruse was to receive vesting of all outstanding equity awards granted to Mr. Cruse as set forth in (C) below, and (iii) Mr. Cruse was to receive continued health insurance coverage as set forth in (D) below: (A) (1) salary and accrued vacation through the date of termination, (2) any vested amounts due under any plan, program or policy of the Company, (3) unpaid bonus owed for any completed fiscal year before the date of termination, and (4) an amount equal to a pro rata share of the target annual cash bonus determined by multiplying the target annual cash bonus by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365 ((A)(1)-(4) are collectively referred to as "Cruse Accrued Obligations"); (B) a severance payment equal to two times the sum of (x) Mr. Cruse's base salary in effect on the date of termination, plus (y) a bonus severance amount (which will be the greater of Mr. Cruse's target annual cash performance bonus and the actual bonus paid to Mr. Cruse in respect of the last full calendar year immediately preceding the date of termination); (C) all outstanding stock options, restricted stock units and other equity awards granted to Mr. Cruse under any of the Company's equity incentive plans were to become immediately vested and, as applicable, exercisable in full; and (D) 18 months of Company-paid continued health insurance coverage for Mr. Cruse and his eligible family members.

        If Mr. Cruse's employment were terminated by reason of death or disability, he or, as appropriate, his estate or beneficiaries were to have been paid the Cruse Accrued Obligations and an amount equal to 100% of his annual base salary then in effect, all outstanding equity awards to continue to vest (but only to the extent such outstanding awards were scheduled to vest within the 12-month period immediately following the date of termination) and he and his eligible family members were to receive 18 months of Company-paid continued health insurance coverage.

  John V. Arabia

        Mr. Arabia's employment agreement with us contains provisions for payments upon a termination of Mr. Arabia's employment (whether or not in connection with a change in control of Sunstone). If the Company terminates Mr. Arabia without cause or Mr. Arabia terminates his employment for good reason, after delivery to the Company of an executed general release of claims, (i) Mr. Arabia will receive, in two lump sum payments, all of the amounts as follows: (A) (1) incurred, but unreimbursed business expenses, (2) salary and accrued vacation through the date of termination, (3) any vested amounts due under any plan, program or policy of the Company, (4) unpaid bonus owed for any completed fiscal year before the date of termination, and (5) if the termination date is on any day other than the last day of the fiscal year, an amount equal to a pro rata share of the annual bonus amount between the target and high annual bonus levels (to be determined in the sole discretion of the Board of Directors) determined by multiplying the Board of Directors-selected annual bonus amount by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365 ((A)(1)-(5) are collectively referred to as "Arabia Accrued Obligations") and (B) a severance payment equal to three times the sum of (x) Mr. Arabia's base salary in effect on the date of termination, plus (y) a bonus severance amount (which will be the greater of Mr. Arabia's target annual cash performance bonus and the actual bonus paid to Mr. Arabia in respect of the last full calendar year immediately preceding the date of termination; (ii) all outstanding equity awards granted to Mr. Arabia will vest as follows: (1) if the termination occurs prior to the date Mr. Arabia is appointed President, but after the first anniversary of the effective date of the agreement, all outstanding stock options, restricted stock units and other equity awards granted to Mr. Arabia under any of the Company's equity incentive plans (or awards substituted therefor covering the securities of a successor company) will become immediately vested and, as applicable, exercisable, provided that the remaining unvested stock from the initial upfront $2,500,000 restricted stock grant will become immediately vested only to the extent such unvested restricted stock was scheduled to vest within the 24-month period immediately following the date of termination; or (2) if the termination occurs after the date Mr. Arabia is appointed President, all outstanding stock options, restricted stock units and other equity awards granted to Mr. Arabia under any of the Company's equity incentive plans (or awards substituted therefor covering the securities of a successor company) will become immediately vested and, as applicable, exercisable, provided that both the then unvested stock comprising the initial upfront $2,500,000 restricted stock grant and the then unvested stock from the grant of restricted stock awarded in connection with Mr. Arabia's appointment to President will become immediately vested only to the extent such unvested restricted stock was scheduled to vest within the 24-month period immediately following the date of termination; and (iii) Mr. Arabia will receive 18 months of Company-paid continued health insurance coverage for Mr. Arabia and his eligible family members.

        If Mr. Arabia's employment is terminated by reason of death or disability, he or, as appropriate, his estate or beneficiaries will be paid the Arabia Accrued Obligations and an amount equal to 100% of his annual base salary then in effect, all outstanding equity awards will continue to vest (but only to the extent such outstanding awards were scheduled to vest within the 12-month period immediately following the date of termination) and he and his eligible family members will receive 18 months of Company-paid continued health insurance coverage.

  Bryan A. Giglia

        Mr. Giglia's change in control agreement with us contains provisions for payments upon a termination of Mr. Giglia's employment in connection with a change in control of the Company, and such agreement was recently amended in February 2015. If a change in control occurs during Mr. Giglia's employment with the Company, and Mr. Giglia's employment is terminated by the Company (or its successor, as the case may be) without cause or by Mr. Giglia for good reason, in each case within twelve months after the effective date of the change in control, then Mr. Giglia shall be entitled to the following payments and benefits after delivery to the Company of an executed general release of claims: (i) Mr. Giglia shall be paid, in two lump sum payments: (A) earned but unpaid base salary and accrued but unpaid vacation pay through the date of termination and any annual cash bonus for any fiscal year of the Company that ends on or before the date of termination to the extent not previously paid, plus, if the termination date is on any day other than the last day of the fiscal year, an amount equal to a pro rata share of the annual bonus amount between the target and high annual bonus levels (to be determined in the sole discretion of the Board of Directors) determined by multiplying the Board of Directors-selected annual bonus amount by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365, and (B) a severance amount equal to two times the sum of (x) the base salary in effect on the date of termination (without giving effect to any reduction that would constitute good reason) plus (y) the bonus severance amount in effect on the date of termination. The bonus severance amount shall equal the greater of Mr. Giglia's target annual cash bonus for the year in which the date of termination takes place or the actual annual cash bonus that Mr. Giglia earned in the calendar year prior to the year in which the date of termination occurs; (ii) for a period of 18 months following the termination date, the Company shall, at the Company's sole expense, continue to provide Mr. Giglia and his eligible family members with group health insurance coverage at least equal to that which would have been provided to them if Mr. Giglia's employment had not been terminated (or at the Company's election, pay the applicable COBRA premium for such coverage); (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Mr. Giglia any vested benefits and other amounts or benefits required to be paid or provided or which he is eligible to receive as of the termination date under any plan, program, policy or practice or contract or agreement of the Company and its affiliates; and (iv) all outstanding stock options, restricted stock units and other equity awards granted to Mr. Giglia under any of the Company's equity incentive plans (or awards substituted therefor covering the securities of a successor company) shall become immediately vested and exercisable in full.

  Marc A. Hoffman

        Mr. Hoffman's employment agreement with us contains provisions for payments upon a termination of Mr. Hoffman's employment (whether or not in connection with a change in control of Sunstone). If the Company terminates Mr. Hoffman without cause or Mr. Hoffman terminates his employment for good reason (whether or not in connection with a change in control of Sunstone), after delivery to the Company of an executed general release of claims, (i) Mr. Hoffman will receive, in two lump sum payments, all of the amounts set forth in (A) and (B) below, (ii) all outstanding equity awards granted to Mr. Hoffman shall vest as set forth in (C) below, and (iii) Mr. Hoffman will receive continued health insurance coverage as set forth in (D) below: (A) (1) salary and accrued vacation through the date of termination, (2) any vested amounts due under any plan, program or policy of the Company, (3) unpaid bonus owed for any completed fiscal year before the date of termination, and (4) if the termination date is on any day other than the last day of the fiscal year, an amount equal to a pro rata share of the annual bonus amount between the target and high annual bonus levels (to be determined in the sole discretion of the Board of Directors) determined by multiplying the Board of Directors-selected annual bonus amount by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365 ((A)(1)-(4) are collectively referred to as "Hoffman Accrued Obligations"); (B) a severance payment equal to two times the sum of (x) Mr. Hoffman's base salary in effect on the date of termination, plus (y) a bonus severance amount (which will be the greater of Mr. Hoffman's target annual cash performance bonus and the actual bonus paid to Mr. Hoffman in respect of the last full calendar year immediately preceding the date of termination); (C) all outstanding stock options, restricted stock units and other equity awards granted to Mr. Hoffman under any of the Company's equity incentive plans shall become immediately vested and, as applicable, exercisable in full; and (D) 18 months of Company-paid continued health insurance coverage for Mr. Hoffman and his eligible family members.

        If Mr. Hoffman's employment is terminated by reason of death or disability, he or, as appropriate, his estate or beneficiaries will be paid the Hoffman Accrued Obligations and an amount equal to 100% of his annual base salary then in effect, all outstanding equity awards will continue to vest (but only to the extent such outstanding awards were scheduled to vest within the 12-month period immediately following the date of termination) and he and his eligible family members will receive 18 months of Company-paid continued health insurance coverage.

  Robert C. Springer

        Mr. Springer's employment agreement with us contains provisions for payments upon a termination of Mr. Springer's employment. If a change in control occurs during the term, and Mr. Springer's employment is terminated by the Company (or its successor, as the case may be) without cause or by Mr. Springer for good reason, in each case within twelve months after the effective date of the change in control, then Mr. Springer shall be entitled to the following payments and benefits after delivery to the Company of an executed general release of claims: (i) Mr. Springer shall be paid, in two lump sum payments: (A) earned but unpaid base salary and accrued but unpaid vacation pay through the date of termination and any annual cash bonus for any fiscal year of the Company that ends on or before the date of termination to the extent not previously paid, plus, if the termination date is on any day other than the last day of the fiscal year, an amount equal to a pro rata share of the annual bonus amount between the target and high annual bonus levels (to be determined in the sole discretion of the Board of Directors) determined by multiplying the Board of Directors-selected annual bonus amount by a fraction the numerator of which is the number of days elapsed in the year through the date of termination and the denominator of which is 365, and (B) a severance amount equal to two times the sum of (x) the base salary in effect on the date of termination (without giving effect to any reduction that would constitute good reason) plus (y) the bonus severance amount in effect on the date of termination. The bonus severance amount shall equal the greater of Mr. Springer's target annual cash bonus for the year in which the date of termination takes place or the actual annual cash bonus that Mr. Springer earned in the calendar year prior to the year in which the date of termination occurs; (ii) for a period of 18 months following the termination date, the Company shall, at the Company's sole expense, continue to provide Mr. Springer and his eligible family members with group health insurance coverage at least equal to that which would have been provided to them if Mr. Springer's employment had not been terminated (or at the Company's election, pay the applicable COBRA premium for such coverage); (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Mr. Springer any vested benefits and other amounts or benefits required to be paid or provided or which he is eligible to receive as of the termination date under any plan, program, policy or practice or contract or agreement of the Company and its affiliates; and (iv) all outstanding stock options, restricted stock units and other equity awards granted to Mr. Springer under any of the Company's equity incentive plans (or awards substituted therefor covering the securities of a successor company) shall become immediately vested and exercisable in full.

        If Mr. Springer's employment is terminated by the Company (or its successor, as the case may be) without cause or by Mr. Springer for good reason, in each case without a change in control having occurred in the preceding 12 months, then only the unvested and outstanding restricted shares of stock from Mr. Springer's initial upfront grant of restricted stock awarded on May 31, 2011 shall become immediately vested; provided, however, that in the event the implied market value of the total shares provided for in the upfront grant (calculated using the closing market price of the Company's common stock on the NYSE as of the termination date) is less than $500,000 on the date Mr. Springer's employment is terminated, the Company will pay Mr. Springer in cash a lump sum amount equal to the difference between $500,000 and the implied market value of the total shares provided for in the upfront grant, multiplied by a fraction the numerator of which is equal to the number of unvested shares from the upfront grant as of the termination date and the denominator equal to the total shares provided for in the upfront grant. For example, if (a) the upfront grant consisted of 100,000 shares to vest in five equal annual installments, each on the anniversary of the effective date (accordingly, the threshold value per share of restricted stock would be $5.00 ($5.00 × 100,000 shares = $500,000), (b) Mr. Springer terminates his employment at the Company for good reason or his employment is terminated by the Company without cause after the third anniversary of the effective date but prior to the fourth anniversary of the effective date, and (c) on the date of such termination, the closing market price of the Company's common stock on the NYSE is $2.00, then the Company would pay Mr. Springer the sum of $60,000 (calculated as follows):

  1)
  100,000 (shares provided for in the upfront grant) ÷ 5 (total number of vesting periods applicable to the upfront grant) = 20,000 shares per vesting period

  2)
  20,000 (shares per vesting period) × 1 (remaining vesting periods applicable to the upfront grant) = 20,000 shares remaining unvested

  3)
  20,000 (shares remaining unvested) × $3.00 (difference between minimum value of $5.00/share of common stock and closing price of Company common stock on NYSE of $2.00/share on date of termination) = $60,000

  Accelerated Vesting Under LTIP

        Outstanding equity awards under the LTIP will generally vest upon the occurrence of a change in control.

 Executive Compensation Risk Assessment

        Management and the Compensation Committee reviewed and assessed the Company's compensation plans, programs and arrangements with respect to all employees in order to determine whether any of the foregoing may incentivize excessive risk taking that could have a material adverse effect on the Company. Based on that assessment, we determined that the Company's compensation policies and program combine varied performance metrics and vesting durations that provide appropriate incentives and reasonable safeguards. Accordingly, we do not believe that the compensation programs give rise to any risks that are reasonably likely to have a material adverse effect on the Company. We will continue to monitor the Company's compensation plans, programs and arrangements to mitigate the potential for same to incentivize taking excessive risk.

 Compensation Committee Report to Stockholders

        The following is a report by the Company's Compensation Committee regarding the Company's executive officer compensation program.

        The Compensation Committee of the Board of Directors of Sunstone Hotel Investors, Inc. (the "Company") has reviewed and discussed the Compensation Discussion and Analysis contained in the proxy statement of the Company for the 2016 annual meeting of stockholders, or the CD&A, with management of the Company. Based on the Compensation Committee's review of the CD&A and the Compensation Committee's discussions of the CD&A with management, the Compensation Committee recommended to the Board of Directors (and the Board has approved) that the CD&A be included in the Company's proxy statement on Schedule 14A prepared in connection with the annual meeting.

Compensation Committee

Andrew Batinovich, Chair
Thomas A. Lewis, Jr.
Douglas M. Pasquale
Lewis N. Wolff

March 11, 2016

 Certain Relationships and Related Transactions

        Since the beginning of fiscal year 2015, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest. We have adopted a policy which provides that the approval of our Nominating and Corporate Governance Committee is required for any transaction involving us and any of our directors, officers or employees, or any entity in which any of our directors, officers or employees is employed or has an interest of more than 5%.

 Security Ownership by Directors, Executive Officers and
Five Percent Stockholders

        The following table sets forth information regarding the beneficial ownership of our common stock, 8.0% Series D Cumulative Redeemable Preferred Stock (or the Series D preferred stock) and 6.95% Series E Cumulative Redeemable Preferred Stock (or the Series E preferred stock) as of March 18, 2016 with respect to (a) each director and director nominee, (b) each Named Executive Officer, (c) all of our directors and Named Executive Officers as a group and (d) each person known by us to be the beneficial owner of greater than a 5% interest in our common stock, Series D preferred stock and Series E preferred stock. Unless otherwise indicated, all shares of common stock are owned directly and the indicated person has sole voting and investment power. Percentage ownership is based on 216,540,947 shares of common stock, 4,600,000 shares of Series D preferred stock and 4,600,000 shares of Series E preferred stock outstanding as of March 18, 2016.

        Unless otherwise indicated, the address of each person is 120 Vantis, Suite 350, Aliso Viejo, California 92656.

Name of Beneficial Owner	Number of Shares of Common Stock	Number of Shares of Series D and E Preferred Stock	Percentage of Common Stock(1)	Percentages of Series D and E Preferred Stock
John V. Arabia(2)	666,045	0	*	0
Marc A. Hoffman(3)	246,709	0	*	0
Robert C. Springer(4)	215,564	0	*	0
Bryan A. Giglia(5)	206,389	0	*	0
Lewis N. Wolff(6)	62,998	0	*	0
Thomas A. Lewis, Jr.(7)	75,495	0	*	0
Keith M. Locker(8)	55,231	0	*	0
Keith P. Russell(9)	72,023	0	*	0
Douglas M. Pasquale(10)	54,904	0	*	0
Andrew Batinovich(11)	48,549	0	*	0
Z. Jamie Behar(12)	20	0	*	0
W. Blake Baird(13)	0	0	*	0
Murray J. McCabe(14)	0	0	*	0
Kenneth E. Cruse(15)	0	0	*	0
All Named Executive Officers and directors as a group	1,703,927	0	*	0
Daiwa Asset Management Co. Ltd.(16)	8,067,932	0	3.73%	0
Cohen & Steers, Inc.(17)	28,333,778	0	13.08%	0
The Vanguard Group(18)	29,904,768	0	13.81%	0
BlackRock, Inc.(19)	17,573,643	0	8.12%	0
Vanguard Specialized Funds—Vanguard REIT Index Fund(20)	15,049,759	0	6.95%	0
LaSalle Investment Management Securities, LLC(21)	11,174,727	0	5.16%	0
CBRE Clarion Securities, LLC(22)	11,876,323	0	5.48%	0

*
Represents less than 1% of the number of shares of our common stock and membership units in Sunstone Hotel Partnership, LLC or less than 1% of either our Series D preferred stock and Series E preferred stock.

(1)
Based on total outstanding shares of common stock of 216,540,947.

(2)
Represents total of (i) 313,957 shares of unvested restricted stock (included within the unvested restricted shares are 211,644 shares which were granted on February 18, 2016 and will vest in three equal annual installments following the grant date) and (ii) 352,088 shares of common stock which were acquired either through previous annual vesting or open- market purchases. All of the restricted shares in (i) above are subject to share withholding for tax obligations.

(3)
Represents total of (i) 157,940 shares of unvested restricted stock (included within the unvested restricted shares are 107,172 shares which were granted on February 18, 2016 and will vest in three equal annual installments following the grant date) and (ii) 88,769 shares of common stock which were acquired either through previous annual vesting or open- market purchases. All of the restricted shares in (i) above are subject to share withholding for tax obligations.

(4)
Represents total of (i) 105,905 shares of unvested restricted stock (included within the unvested restricted shares are 71,193 shares which were granted on February 18, 2016 and will vest in three equal annual installments following the grant date) and (ii) 109,659 shares of common stock which were acquired either through previous annual vesting or open-market purchases. All of the restricted shares in (i) above are subject to share withholding for tax obligations.

(5)
Represents total of (i) 115,638 shares of unvested restricted stock (included within the unvested restricted shares are 77,665 shares which were granted on February 18, 2016 and will vest in three equal annual installments following the grant date) and (ii) 90,751 shares of common stock which were acquired either through previous annual vesting or open- market purchases. All of the restricted shares in (i) above are subject to share withholding for tax obligations.

(6)
Represents total of (i) 2,732 shares of unvested restricted stock and (ii) 60,266 shares of common stock which were acquired either through previous annual vesting or open-market purchases.

(7)
Represents total of (i) 2,732 shares of unvested restricted stock and (ii) 72,763 shares of common stock which were acquired either through previous annual vesting or open-market purchases.

(8)
Represents total of (i) 4,731 shares of unvested restricted stock and (ii) 50,860 shares of common stock which were acquired either through previous annual vesting or open-market purchases.

(9)
Represents total of (i) 2,732 shares of unvested restricted stock and (ii) 69,291 shares of common stock which were acquired either through previous annual vesting or open-market purchases.

(10)
Represents total of (i) 7,567 shares of unvested restricted stock and (ii) 47,337 shares of common stock which were acquired either through previous annual vesting or open-market purchases.

(11)
Represents total of (i) 7,567 shares of unvested restricted stock and (ii) 40,982 shares of common stock which were acquired either through previous annual vesting or open-market purchases.

(12)
Represents total of 20 shares of common stock which were acquired through open-market purchases.

(13)
Based solely on Mr. Baird's responses to questions in a director and officer questionnaire for the Company's 2016 annual meeting of stockholders.

(14)
Based solely on Mr. McCabe's responses to questions in a director and officer questionnaire for the Company's 2016 annual meeting of stockholders.

(15)
Based solely on Mr. Cruse's responses to questions in a director and officer questionnaire for the Company's 2016 annual meeting of stockholders.

(16)
Derived solely from information contained in the Schedule 13G/A filed with the SEC on January 27, 2016 by Daiwa Asset Management Co. Ltd. The address for Daiwa Asset Management Co. Ltd. is GranTokyo North Tower, 9-1 Marunouchi 1-chome, Chiyoda-ku, Tokyo, Japan 100-6753.

(17)
Derived solely from information contained in the Schedule 13G/A filed with the SEC on February 16, 2016 by Cohen & Steers, Inc. and certain affiliates. The address for Cohen & Steers, Inc. and Cohen & Steers Capital Management, Inc. is 280 Park Avenue, 10th Floor, New York, New York 10017. The address for Cohen & Steers UK Limited is 21 Sackville Street, 4th Floor, London, United Kingdom W1S 3DN.

(18)
Derived solely from information contained in the Schedule 13G/A filed with the SEC on February 10, 2016 by The Vanguard Group. The address for The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(19)
Derived solely from information contained in the Schedule 13G/A filed with the SEC on January 27, 2016 by BlackRock, Inc. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(20)
Derived solely from information contained in the Schedule 13G/A filed with the SEC on February 9, 2016 by Vanguard Specialized Funds—Vanguard REIT Index Fund. The address for Vangard Specialized Funds—Vanguard REIT Index Fund is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(22)
Derived solely from information contained in the Schedule 13G filed with the SEC on February 12, 2016 by LaSalle Investment Management Securities, LLC. The address for LaSalle Investment Management Securities, LLC is 100 East Pratt Street, Baltimore, Maryland 21202.

(23)
Derived solely from information contained in the Schedule 13G filed with the SEC on February 10, 2016 by CBRE Clarion Securities, LLC. The address for CBRE Clarion Securities, LLC is 201 King of Prussia Road, Suite 600, Radnor, Pennsylvania 19087.

 Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file reports of holdings and transactions in shares of a common stock with the SEC. Based solely on our review of the copies of such reports furnished to us, we believe that during 2015 all applicable filing requirements of our directors, executive officers and 10% beneficial owners were made on a timely basis except for the following, which was filed late as a result of simple oversight and third-party failure to restrict automated reinvestment of dividends: a Form 4 for John V. Arabia, dated February 17, 2016, which reported the inadvertent acquisition of an aggregate of 1,825.2419 shares of Sunstone common stock on January 30, 2015, April 15, 2015, July 15, 2015 and October 15, 2015 through automated dividend reinvestment plans.

 Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or has been a former or current executive officer or employee of the Company. None of our executive officers served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director or member of our Compensation Committee during the fiscal year ended December 31, 2015.

 Stockholder Proposals for the 2017 Annual Meeting

        Stockholder proposals intended to be presented at the 2017 annual meeting of stockholders pursuant to SEC Rule 14a-8 must be received by the Secretary of Sunstone no later than November 27, 2016, to be considered for inclusion in our proxy statement and proxy card relating to the 2017 annual meeting. In addition, any stockholder who wishes to propose a nominee to the Board of Directors or submit any other matter to a vote at the 2017 annual meeting of stockholders (other than a stockholder proposal included in our proxy materials pursuant to SEC Rule 14a-8) must deliver such information to our Secretary no earlier than October 28, 2016 and no later than 5:00 p.m. Pacific Time on November 27, 2016 and must comply with the other provisions and requirements of Article II, Section 2.11 of our then current bylaws, which are on file with the SEC and may be obtained from our Secretary upon request.

 Other Matters to Come Before the 2016 Annual Meeting

        The Board of Directors knows of no other matters to be presented for stockholder action at the 2016 annual meeting. If any other matters are properly presented at the meeting for action, it is intended that the persons named in the proxies will vote upon such matters in accordance with their discretion.

 Other Information

        Sunstone will pay the cost of its proxy solicitation. We also expect that some of our employees may solicit Sunstone stockholders personally and by telephone. None of these employees will receive any additional or special compensation for doing this. We may engage the services of a proxy solicitation firm to assist in the solicitation of proxies. Sunstone will pay all costs associated with any engagement of a proxy solicitation firm, which we estimate would not exceed $25,000.

By Order of the Board of Directors

John V. Arabia
 President, Chief Executive Officer and Director
Aliso Viejo, California
March 22, 2016

PROXY

SUNSTONE HOTEL INVESTORS, INC.

120 Vantis, Suite 350, Aliso Viejo, California 92656

This Proxy is being solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on April 28, 2016

The undersigned stockholder of Sunstone Hotel Investors, Inc., a Maryland corporation (“Sunstone”), hereby appoints Bryan A. Giglia (the “Proxy Holders”), with full power of substitution, as proxy for the undersigned to attend and represent the undersigned at the Annual Meeting of Stockholders of Sunstone to be held at the Hyatt Regency Newport Beach hotel, located at 1107 Jamboree Road, Newport Beach, California 92660, at 8:30 a.m. (local time) on Thursday, April 28, 2016, and any adjournment or postponement thereof (the “Annual Meeting”), and to cast on behalf of the undersigned all votes that the undersigned is entitled to vote at the Annual Meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement, the terms of which are hereby incorporated by reference, and revokes any proxy heretofore given with respect to such shares.

WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3. THE VOTE ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE BOARD OF DIRECTORS OF SUNSTONE RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AND “FOR” PROPOSALS 2 AND 3.

You are encouraged to specify your choices by marking the appropriate boxes ON THE REVERSE SIDE. The Proxy Holder cannot vote your shares unless you sign and return this card or, if you own shares through a bank or broker that provides for voting proxy by phone or over the Internet, by submitting your vote by phone or over the Internet in accordance with your bank’s or broker’s instructions.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

1.1	14475

ANNUAL MEETING OF STOCKHOLDERS OF

SUNSTONE HOTEL INVESTORS, INC.

April 28, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/13743

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

20930300000000001000 6	042816

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of the following nine nominees to serve as directors until the next annual meeting and until their successors are elected and qualified:			2. Ratification of the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐
		NOMINEES:		FOR	AGAINST	ABSTAIN
☐ ☐ ☐	FOR ALL NOMINEES withhold authority for all nominees for all except (See instructions below)	John V. Arabia W. Blake Baird Andrew Batinovich Z. Jamie Behar Thomas A. Lewis, Jr. Keith M. Locker Murray J. McCabe Douglas M. Pasquale Keith P. Russell	3. Advisory resolution to approve the compensation of Sunstone’s named executive officers, as set forth in Sunstone’s Proxy Statement for the 2015 Annual Meeting of Stockholders.	☐	☐	☐

4. Transaction of such other business as may be properly brought before the annual meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.
INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO MARCH 22, 2016.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such if the signer is a corporation, please sign full corporate name by duly authorized officer giving full title as such if signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

SUNSTONE HOTEL INVESTORS, INC.

April 28, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and  follow the instructions.  Have your proxy card available when you call.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.astproxyportal.com/ast/13743

Please detach along perforated line and mail in the envelope provided IF you are not authorizing a proxy to vote via telephone or the Internet.

20930300000000001000 6	042816

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of the following nine nominees to serve as directors until the next annual meeting and until their successors are elected and qualified:				2. Ratification of the Audit Committee’s appointment of Ernst & Young LLP to act as the independent registered public accounting firm for the fiscal year ending December 31, 2016.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐ ☐ ☐	FOR ALL NOMINEES withhold authority for all nominees for all except (See instructions below)	NOMINEES: John V. Arabia W. Blake Baird Andrew Batinovich Z. Jamie Behar Thomas A. Lewis, Jr. Keith M. Locker Murray J. McCabe Douglas M. Pasquale Keith P. Russell		3. Advisory resolution to approve the compensation of Sunstone’s named executive officers, as set forth in Sunstone’s Proxy Statement for the 2016 Annual Meeting of Stockholders.	FOR ☐	AGAINST ☐	ABSTAIN ☐
4. Transaction of such other business as may be properly brought before the annual meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3.

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO MARCH 22, 2016.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder		Date:		Signature of Stockholder		Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.